UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                 AMENDMENT NO. 3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  TECHALT, INC.
                 (Name of small business issuer in its charter)


           Nevada                           3576                87-0533626
(Jurisdiction of Incorporation)         (SIC Number)       (IRS Employer ID No.)


  3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004; (847) 870-2601
          (Address and telephone number of principal executive offices)


         James E. Solomon                                Peter Lynch
Chairman & Chief Executive Officer           President & Chief Operating Officer
 3311 N. Kennicott Ave., Suite A              3311 N. Kennicott Ave., Suite A
    Arlington Heights, IL 60004                  Arlington Heights, IL 60004
          (847) 870-2601                               (847) 870-2601

           (Name, Address, and Telephone Number of Agent for Service)
           ----------------------------------------------------------

                                   COPIES TO:

                               David M. Otto, Esq.
                            The Otto Law Group, PLLC
                           900 Fourth Ave., Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545

            Approximate date of proposed sale to the public: As soon
                   as practicable after the effective date of
                          this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

---------------------------------------------------------------------------------------------------------
Title of each class     Amount to be          Proposed maximum     Proposed maximum      Amount of
of securities to be     registered            offering price per   aggregate offering    registration fee
registered                                    unit(a)              price(1)              (b)
---------------------------------------------------------------------------------------------------------
Common Stock:
$.001 par value         4,000,000(2)          $ .75                $ 3,000,000           $  353.10

$.001 par value         6,079,528(3)          $ .50                $ 3,039,764           $  357.78

$.001 par value        12,587,276(4)          $ .50                $ 6,293,638           $  740.76

$.001 par value        12,587,276(5)          $1.00                $12,587,276           $1,481.52

$.001 par value           975,000(6)          $1.00                $   975,000           $  114.75

$.001 par value         1,495,000(7)          $1.00                $ 1,495,000           $  175.00

$.001 par value         1,078,252(8)          $ .50                $   539,126           $   63.45

$.001 par value           936,252(9)          $ .50                $   481,626           $   56.68

$.001 par value           240,000(10)         $ .50                $   120,000           $   14.12

$.001 par value           500,000(11)         $ .50                $   250,000           $   29.42

$.001 par value           500,000(12)         $1.00                $   500,000           $   58.85

$.001 par value           600,000(13)         $1.00                $   600,000           $   70.62

Total:                 41,583,584                                  $29,886,430           $3,517.63(14)
------------------------------------------------------------------------------------------------------



(1) Estimated solely for purposes of calculating the registration fee payable pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(2) Represents shares being registered for TechAlt, Inc. The offering of these shares will commence promptly and will be sold at a fixed price.

(3) Represents shares 130% of the shares issued to Paul Masanek in connection with the Agreement and Plan of Merger

(4) Represents 130% of the shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock

(5) Represents 130% of the shares issuable upon exercise of warrants to purchase common stock at $1.00 per share issued to investors of our Series A Convertible Preferred Stock

(6) Represents 130% of the shares issuable upon exercise of warrants to purchase common stock at $1.00 per share issued to Paul Masanek

(7) Represents 130% of the shares issuable upon conversion of a Secured Convertible Promissory Note at $1.00 per share issued to Services By Designwise, Ltd.

(8) Represents shares earned by Sunrise Securities Corp., for investment banking services

(9) Represents shares issuable upon exercise of warrants to purchase common stock at $.50 per share earned by Sunrise Securities Corp., for investment banking services

(10) Represents shares earned by Sunrise Financial Group, Inc., for public relations services

(11) Represents shares issuable upon exercise of options to purchase common stock at $.50 per share earned by Sunrise Financial Group, Inc., for public relations services

(12) Represents shares issuable upon exercise of options to purchase common stock at $1.00 per share issuable to Sunrise Financial Group, Inc., for public relations services

(13) Represents 500,000 shares issued and 100,000 shares issuable to Excipio Group, S.A., in connection with business development services


(14) $2,727.40 previously paid.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(a) The proposed maximum offering price per share is based upon a recent valuation of the Company by Sunrise Securities Corp.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION; DATED _____________, 2005

PRELIMINARY PROSPECTUS

                                 [TECHALT LOGO]


                        41,583,584 SHARES OF COMMON STOCK

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. TechAlt, Inc., a Nevada corporation (the "Company", "TechAlt" or the "Registrant") is registering 37,399,080 shares of our common stock to be sold by certain stockholders of the Company (the "Selling Stockholders") and 4,000,000 shares of common stock which will be sold by TechAlt on a continuous basis at a fixed price. The Selling Stockholders and TechAlt will offer the common stock in amounts, at prices and on terms to be determined at the time of the offering. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders, but will receive proceeds from sales of the 4,000,000 shares being registered for TechAlt. We will receive the proceeds from any cash exercises of any of the warrants by the Selling Stockholders. Shares of our common stock are not currently quoted on any exchange or the over-the-counter bulletin board market. We have applied for trading of our common stock on the over-the-counter bulletin board.


You may contact us at our principal executive offices located at 3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004; (847) 870-2601.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This offering involves a high degree of risk. See "Risk Factors" on page 7.


The date of this prospectus is __________________, 2005

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS IN WHICH OFFERS AND SALES ARE PERMITTED.

Summary....................................................................... 6
Risk Factors.................................................................. 8
Use of Proceeds...............................................................12
Certain Relationships and Related Transactions................................13
Market for the Company's Common Stock and Related Stockholder Matters.........13
Selling Security Holders......................................................13
Plan of Distribution..........................................................17
Legal Proceedings.............................................................18
Dividend Policy...............................................................18
Management's Discussion and Analysis of Financial
Condition and Results of Operations...........................................19
Business......................................................................22
Property......................................................................24
Executive Compensation........................................................26
Security Ownership of Certain Beneficial Owners and Management................27
Description of Securities.....................................................28
Legal Matters.................................................................31
Experts.......................................................................31
Changes in Accountants........................................................32
Indemnification of Officers and Directors.....................................32
Financial Statements.........................................................F-1

                               PROSPECTUS SUMMARY

This Summary Is Qualified In Its Entirety By The More Detailed Information Appearing Elsewhere In This Prospectus. The following summary highlights material information which is presented in more detail elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

OUR COMPANY

The Company produces a secure wireless communications toolset to be used by emergency first responders for interagency interoperability, communication and collaboration. The convergence of video, voice, and data requires larger transmission bandwidth than current radio systems could provide. In addition, public safety officials require redundant networks to ensure communication capability in the event the primary system is damaged or destroyed. The Company's toolset provides multi-network capable communications for the Police, EMS, and other Homeland Security Agencies. There are 360 agencies under the Department of Homeland Security ("DHS"), of which 17,000 US police departments are but one grouping.

The Company, through its proprietary hardware, network, and communications components, delivers a complete technology solution that communicates data and mission critical imagery between remote first responders and central command and control centers by using any and all existing public wireless networks, coupled with secure agency networks. These existing wireless networks include the new
802.11 or Wi-Fi networks, and spread spectrum technologies, which include licensed frequencies, for which the carriers pay a fee to the government to be utilized in a specific location and unlicensed frequencies, which are free to the public to use; 802.11 or Wi-Fi networks fall into this unlicensed category.

The Company solution provides a scalable, robust, secure, communications method for first responders to provide interoperable communications and interagency interoperability, communication and collaboration. The proposed Homeland Security Agency ("HSA") budget to build this capability was $3.5 billion out of the proposed $37.5 billion for the entire Fiscal Year 2003 HSA budget.

OUR MANAGEMENT


James E. Solomon is the Chairman of our Board of Directors and has served as our Chief Executive Officer since August 2004. Mr. Solomon is also the President and Chief Executive Officer of Technology Alternatives, Inc. of Schaumburg, Illinois. Mr. Solomon's career has been that of the technology entrepreneur and he has been active in the technology industry for the past 32 years. Mr. Solomon's experience includes work as a developer, engineer, and creator of businesses in the PC, CD-ROM, Relational Database, Telecommunications and Wireless industries.

Peter Lynch has served as our Chief Operating Officer since October of 2004 and as our President since February 2005. Mr. Lynch has extensive senior executive level management experience in the broadband communications industry including a combination of domestic and international entrepreneurial assignments.

George Loera has served as a member of our Board of Directors since August of 2004. For the past 18 years Mr. George Loera has been the owner and President of Chicago United Industries. Ltd., a multi-million dollar distribution and supply company located in Chicago, Illinois.

C. Pete Ashi has served as a member of our Board of Directors since August of 2004. Mr. C. Pete Ashi has over 22 years of Information Systems industry experience. Over the past five years, Mr. Ashi has served as the Vice President of National Operations for TM Floyd & Company, a $55M Information Technology consulting firm with major clients in the Health Insurance and Property & Casualty industries.

James Hurley has served as our Chief Financial Officer since November 23, 2004. Prior to joining TechAlt, Mr. Hurley was a financial consultant for several small to mid-size start-up companies. From 2000 through 2002, Mr. Hurley was the Chief Financial Officer of Tallgrass Communications, Inc., a competitive local exchange carrier providing broadband access for voice and data communication. Mr. Hurley was also a member of the Board of Directors of Tallgrass. From 1976 until 1992, Mr. Hurley served in various operational and financial roles for Centel Communications Company. Prior to joining Centel, Mr. Hurley was a Certified Public Accountant for Arthur Anderson from 1970 to 1976.

Barbara Roberts has served as our Vice President of Sales and Business Development since October of 2004. Ms. Roberts has nineteen years of practical and industry experience combining the disciplines of Executive Management, Sales/Marketing, Finance, Operations, and Systems Integration. Prior to joining TechAlt, Inc., Ms. Roberts worked for Technology Alternatives, Inc., of Schaumburg, Illinois beginning in 2002.

David M. Otto has served as our Secretary since August of 2004. David M. Otto is a Seattle-based attorney and President of The Otto Law Group. Mr. Otto's practice focuses on corporate finance, securities, mergers and acquisitions and corporate law and governance. Mr. Otto is admitted to practice law in New York and Washington.

Michael J. Lightfoot has served as our Vice President of Administration since January 1, 2005. Prior to joining our Company, Mr. Lightfoot was a member of Michael J. Lightfoot, P.C., a law firm specializing in contracts, advising on content and data protection, banking, insurance, WiFi and international transactions from 1998 until December 2004.

THE OFFERING


--------------------------------------------------------------------------------

Securities Offered            37,399,080 shares of Selling Stockholder common
                              stock. See "Selling Stockholders". 4,000,000 shares of stock being registered for TechAlt, the offering of which shall commence promptly and shall be offered at a fixed price.


--------------------------------------------------------------------------------
Selling Stockholders The Selling Stockholders are identified in this prospectus with the maximum amount of our common shares that each may sell either outright or upon conversion of convertible securities.

--------------------------------------------------------------------------------

Plan of Distribution          The Selling Stockholders may sell
                              shares of common stock through agents or brokers, acting as principal agent in transactions, which may involve block transactions, on the over-the-counter bulletin board or on other exchanges on which the shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter bulletin board, or otherwise at market prices prevailing at the time of sale, at negotiated prices or at fixed prices;
                              through brokers or agents in private sales at negotiated prices; or by any other legally available means. TechAlt will sell its 4,000,000 shares at a fixed price.

--------------------------------------------------------------------------------
Offering Price At prevailing market prices on the over-the-counter bulletin board or on other exchanges on which the shares are then listed or at negotiated prices. TechAlt will sell its 4,000,000 shares at a fixed price.


--------------------------------------------------------------------------------
Use of Proceeds               We will not obtain any funds from the sale of the
                              common stock sold by the Selling Stockholders. We will receive proceeds from the cash exercise of warrants currently outstanding (or anticipated to be outstanding at the time of the effectiveness of this registration statement) and included in this prospectus. We intend to use any such cash proceeds received from the exercise of the Warrants for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel.

                              We will receive funds from the sale of the
                              4,000,000 shares of common stock sold by TechAlt. We intend to use any such cash proceeds received from the of the shares for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel.
--------------------------------------------------------------------------------

                                  RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing any shares of common stock. Any of the following risks could materially harm our business, operating results and financial condition, and could result in a decrease in the trading price of our shares of common stock, common stock or public warrants, or in a complete loss of your investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE NO HISTORY OF PROFITABLE OPERATIONS AND MAY INCUR FUTURE LOSSES.

Since our inception, we have incurred losses and we may never achieve or sustain profitability. In addition, we expect our operating expenses to increase significantly as we expand our sales and marketing efforts and otherwise support our expected growth. Given these planned expenditures, we may incur additional losses in the near future.


SUBSTANTIALLY ALL OF OUR ASSETS ARE SUBJECT TO A SECURITY INTEREST IN CONNECTION WITH THE SETTLEMENT OF CERTAIN LITIGATION WITH PAUL MASANEK AND SERVICES BY DESIGNWISE, LTD. IF WE ARE UNABLE TO SATISFY THE TERMS OF THE SETTLEMENT WITH PAUL MASANEK AND SERVICES BY DESIGNWISE, LTD., THEY COULD BRING LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIALLY ALL OF OUR ASSETS.

In September 2004, Paul Masanek, a forty five percent (45%) shareholder of TAI, and Services By Designwise, Ltd., an Illinois corporation owned by Masanek ("SBD"), filed a lawsuit against us in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, Case No. 04 CH 14001, against James E. Solomon ("Solomon"), personally and as the President and CEO of TAI, and against TAI (the "Lawsuit"). The Lawsuit alleged, among other things, that we engaged in ultra vires acts, breached our fiduciary duty and were oppressive of Masanek in connection with certain contemplated financings and the License Agreement between us and TAI. On December 16, 2004, an Agreed Order of Dismissal with Prejudice was entered in the Circuit Court of Cook County, Illinois dismissing with prejudice all claims against the Company in its litigation with Paul Masanek and Services By Designwise, Ltd.

As a condition of the dismissal we entered into certain settlement documents consisting of the following agreements: (i) Settlement Agreement, (ii) Sales Agreement, (iii) Consulting Agreement, (iv) a Secured Convertible Promissory Note convertible into 1,150,000 shares of TechAlt's common stock at $1.00 per share (the "Note"), (v) a Warrant to purchase 750,000 shares of TechAlt's common stock, exercise price of $1.00 per share (the "Warrant"), (vi) a Registration Rights Agreement, (vii) a Right of First Refusal Agreement, (viii) a Security Agreement, (ix) an Agreement and Plan of Merger by and among the Company, TAI, TechAlt Acquisitions, Inc., Solomon and Masanek ("Merger Agreement"), and (x) an Assignment and Bill of Sale (collectively, the "Settlement Documents").

The Settlement Documents' material terms are as follows:

Merger Agreement

Pursuant to the Merger Agreement, all of the shares of common stock of TAI (held by Solomon and Masanek) were exchanged for 9,544,000 shares of the common stock of the Company. TechAlt Acquisitions, Inc., a wholly-owned subsidiary of the Company, merged with and into TAI, with TAI becoming a wholly-owned subsidiary of the Company. 500,000 shares of the common stock of the Company were issued pursuant to the Merger Agreement to Excipio, consisting of (i) 400,000 shares of common stock as consideration for business development services provided to the Company and TAI in connection with the License Agreement and the Merger Agreement and (ii) 100,000 shares of common stock as consideration for a $50,000 investment.

Settlement Agreement

Pursuant to the terms of the Settlement Agreement between the Company and Masanek, Masanek and the Company released each other from any and all liabilities in connection with or arising from their relationship and Masanek
(i) voted his shares of TAI in favor of the Merger Agreement, pursuant to which all of the issued and outstanding shares held by Masanek and James Solomon were exchanged for approximately 9,544,000 shares of our common stock, and (ii) transferred certain of the intellectual property of SBD to TechAlt. The Company
(i) rescinded ab initio the License Agreement immediately prior to the consummation of the Merger Agreement (which rescission included rescission ab ignition of the 10,044,000 shares of common stock issued pursuant to the License Agreement), (ii) paid Masanek $650,000 in cash, (iii) entered into Sales, Consulting, Registration Rights, Right of First Refusal and Escrow Agreements,
(iv) issued to Masanek the Warrant and to SBD the Note, (v) agreed to provide Masanek with all the information a member of the Board of Directors is entitled to receive (upon his request), (vi) agreed to provide Masanek a 10% finder's fee in the event Masanek introduces to TechAlt a company that purchase all or substantially all of our assets or stock, (vii) provided Masanek with the ability to present the Company with financing alternatives in the event the Company desires to raise additional capital during the two (2) year period subsequent to the Closing of the Merger, and (viii) paid the attorneys' fees of Masanek.

Sales Agreement

Pursuant to the Sales Agreement, for a period of three years SBD shall (i) manufacture and supply to us certain equipment and systems with an aggregate purchase price of $1,125,000 and (ii) receive a "broker's fee" on manufactured goods purchased by us from third parties of 6.25% for the first year of the Sales Agreement, 6.50% for the second year of the Sales Agreement, and 6.75% for the third year of the Sales Agreement.

Consulting Agreement

Pursuant to the Consulting Agreement, for a period of three years SBD shall provide to us certain technical and sales support services as follows (i) during the first four (4) months of the Consulting Agreement, SBD shall devote ninety
(90) hours per month to certain primary consulting services as directed by the Company, and (ii) during the remaining thirty two (32) months of the Consulting Agreement, SBD shall devote no less than twenty two and a half (22.5) hours per month to the certain primary consulting services and the general consulting services as directed by the Company. The Company shall pay to the Consultant (i) $25,000 per month for the first four (4) months of the Consulting Agreement and
(ii) $6,250 per month for the remaining thirty-two (32) months.

In addition to the foregoing, during the term of the Consulting Agreement, the Company shall provide the following benefits for SBD at no cost to SBD: (i) use of an automobile of Masanek's choice, with optional equipment of his selection,
(ii) reimbursement for all reasonable business expense(s) actually incurred by the SBD on behalf of the Company, (iii) use of a cellular phone with a cellular phone calling plan with unlimited minutes, and any other electronic communication devices the Company deems reasonably necessary in connection with the services to be rendered to the Company by SBD, (iv) use of full country club and health club memberships to one (1) country club and one (1) health club acceptable to both SBD and the Company, (v) professional assistance, including but not limited to legal and tax counsel, and (vi) a bonus of ten percent (10%) of gross sales on all First Responder Systems upon any order or contract between the Company and the referred customer.

Secured Convertible Promissory Note

Pursuant to the Secured Convertible Promissory Note for $1,150,000, SBD shall be paid $650,000 twelve months from the date of the Closing, and the entire unpaid principal balance plus interest twenty four months from the date of the Closing. Interest payments of 5% on the outstanding balance will be paid quarterly beginning November 1, 2004. Payments on the Note may accelerate in certain circumstances at SBD's request in the event the Company receives cash pursuant to the exercise of certain of its warrants or from the sale of its securities. The entire balance of the Note may be converted by SBD into the common stock of the Company on the basis of $1.00 per share.

Warrant

Pursuant to the Warrant issued by the Company to Masanek, Masanek has the right for five years to purchase 750,000 shares of common stock of the Company for $1.00 per share. The Warrant also contains a cashless exercise provision.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, Masanek and SBD shall be entitled to have registered by the Company for resale those shares of common stock issuable to Masanek upon consummation of the Merger Agreement and upon exercise of the Warrant. SBD shall be entitled to have registered those shares of common stock issuable upon conversion of the Note

Right of First Refusal Agreement

Pursuant to the Right of First Refusal Agreement, Masanek shall have a right of first refusal to purchase the shares of stock of the Company owned by James Solomon prior to any sale, and the Company shall have the right of first refusal to purchase the shares of stock of the Company owned by Masanek and SBD prior to any sale by Masanek or SBD of those shares.

Security Agreement

Pursuant to the Security Agreement, until all obligations of the Company pursuant to the Settlement Documents as they relate to Masanek and SBD have been satisfied, Masanek shall have a first security interest on the Company's accounts, accounts receivable, goods, equipment, inventory, machinery, fixtures, cash, securities, all intellectual property including trademarks, service marks, trade names, copyrights, patents, licenses, including patent licenses, contracts, and other tangible and intangible property together with all the additions, substitutions, increments, proceeds and products, whether now owned or later acquired (the "Assets"). The security interest granted pursuant to the Security Agreement is subordinate to a $2,000,000 line of credit for general corporate purposes and to purchase inventory and equipment for signed contracts or purchase orders with the Company's customers.

Assignment and Bill of Sale

Pursuant to the Assignment and Bill of Sale, SBD assigned to TechAlt all right, title and interest to certain intellectual property and inventory of SBD relating to In-Car Based Communications, Data Capture and Video Systems.

As of the date hereof, we have not received any notice of default relating to the Settlement Document and the Company does not believe it will default in the future. However, by virtue of the fact that the Assets are subject to a security interest, we may have difficulty obtaining financing in the future. Further, if we default on our obligations pursuant to the Settlement Documents and Paul Masanek and/or SBD succeed in executing a judgment against us in which we are forced to sell out assets, investors in our securities may suffer a loss in their share value on account of our business, results of operations, financial condition and prospects being materially harmed.


OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE A LIMITED OPERATING HISTORY IN THE EMERGENCY FIRST RESPONDERS MARKET.

Our management determined to concentrate on the emergency first responders market in late 2002 and TechAlt did not begin to focus on secured wireless communications until August 2004 when it was licensed certain intellectual property by Technology Alternatives, Inc. We have a limited operating history based upon which you can evaluate our present business and future prospects. We face risks and uncertainties relating to our ability to implement our business plan successfully. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by public companies that have recently changed their business strategies. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, financial condition and prospects will be materially harmed.

WE ARE MATERIALLY DEPENDENT ON ACCEPTANCE OF OUR PRODUCTS BY THE EMERGENCY FIRST RESPONDERS MARKET, AND IF EMERGENCY FIRST RESPONDERS DO NOT PURCHASE OUR PRODUCTS, OUR REVENUES WILL BE ADVERSELY AFFECTED AND WE MAY NOT BE ABLE TO EXPAND INTO OTHER MARKETS.

A substantial number of emergency first responders may not purchase our toolset. In addition, if our toolset is not widely accepted by the emergency first responders market, we may not be able to expand sales of our products into other markets.

IF WE ARE UNABLE TO MANAGE OUR GROWTH, OUR GROWTH PROSPECTS MAY BE LIMITED AND OUR FUTURE PROFITABILITY MAY BE ADVERSELY AFFECTED.

We intend to expand our sales and marketing programs and our manufacturing capability. Rapid expansion may strain our managerial, financial and other resources. If we are unable to manage our growth, our business, operating results and financial condition could be adversely affected. Our systems, procedures, controls and management resources also may not be adequate to support our future operations. We will need to continually improve our operational, financial and other internal systems to manage our growth effectively, and any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

MOST OF OUR END-USERS ARE SUBJECT TO BUDGETARY AND POLITICAL CONSTRAINTS WHICH MAY DELAY OR PREVENT SALES.

Most of our end-user customers are government agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. As a result, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints. Some government agency orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays which frequently occur in connection with the acquisition of products by such agencies.

IF WE ARE UNABLE TO PROTECT OUR RIGHT TO USE CERTAIN INTELLECTUAL PROPERTY, WE MAY LOSE A COMPETITIVE ADVANTAGE OR INCUR SUBSTANTIAL LITIGATION COSTS TO PROTECT OUR RIGHTS.

Our future success depends in part upon our proprietary technology. Pursuant to the Agreement and Plan of Merger effected December 2004, we acquired United States Patent No. 6,587,441 owned by Technology Alternatives, Inc. on wireless, redundant, secure, real-time, network for a proprietary interactive data transfer system having a remote terminal and a host data center. Controllers for the remote terminal and the host data center receive the proprietary language messages and packetize and encrypt the messages for sending over the best wireless carrier among the plurality of wireless carriers the controllers are connected to. The wireless control protocol monitors the communications to provide for selection of the most reliable communication carrier for any part of a transmission. Each network segment of the signal path has at least one state-controlled gate which reports the status of that signal path. Real time transmission and acknowledgment of securely packetized messages on wireless communications carriers via an object oriented coding control application provides for reliable datagram transfer independent of the reliability of any one signal path. The scope of any patent to which we have or may obtain rights may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, lengthy, and expensive. In addition, our patents may be held invalid upon challenge, others may claim rights in or ownership of our patents.

WE ARE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS, WHICH MAY CAUSE US TO INCUR LITIGATION COSTS AND DIVERT MANAGEMENT ATTENTION FROM OUR BUSINESS.

Any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert our management's attention from our business. If our products were found to infringe a third party's proprietary rights, we could be required to enter into royalty or licensing agreements in order to be able to sell our products. Royalty and licensing agreements, if required, may not be available on terms acceptable to us or at all.

WE NEED ADDITIONAL FINANCING.

We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. Although we anticipate that future revenues and new capital from private and institutional investors will be sufficient to fund our current operations and capital requirements for the current fiscal year, we could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our common stock offered in this prospectus is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

IF WE WERE TO LOSE THE SERVICES OF OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER OUR BUSINESS WOULD SUFFER.

We are substantially dependent upon the continued services of James E. Solomon, our Chief Executive Officer. We have a three (3) year employment agreement with Mr. Solomon. The loss of the services of Mr. Solomon through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do not maintain key person life insurance on the life of Mr. Solomon.

In addition to Mr. Solomon, if we were to lose the services of one or more of our key employees, such as James Hurley, our Chief Financial Officer, or Peter Lynch, our President & Chief Operating Officer, our business, operating results, financial condition or business prospects could be materially adversely affected.

PENNY STOCK REGULATIONS

The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

THE PRICE AT WHICH THE SELLING STOCKHOLDERS RESELL THEIR STOCK OFFERED IN THIS PROSPECTUS MAY BEAR NO RELATIONSHIP TO OUR VALUE.

The prices at which the Selling Stockholders resell our common shares will be determined by the then prevailing market prices of our common shares offered and sold on the over-the-counter market or on any other then applicable exchange where our Common Shares are traded, or may be at negotiated prices which, in all likelihood, will bare no relationship to our assets, book value, net worth or other economic or recognized measure of value. All of the exercise and conversion prices and rates of the Company's outstanding warrants, convertible preferred stock and convertible note were arbitrarily determined by us and, as well, bare no relationship to our assets, book value, net worth, or any other economic or recognized measure of value. These exercise prices or conversion rates should not be regarded as any indication of current or future market prices for our common shares.

RISKS RELATED TO THIS OFFERING

THERE IS NO CURRENT MARKET FOR THE COMPANY'S COMMON STOCK

The Company's common stock does not currently trade on any exchange or the over-the-counter bulletin board. The Company has applied for listing the common stock on the over-the-counter bulletin board. However there is no assurance that the common stock will ever trade on any exchange or the over-the-counter bulletin board.

THE PRICE OF OUR SECURITIES MAY BE VOLATILE, WHICH MAY LEAD TO LOSSES BY INVESTORS.

The price of our securities may fluctuate significantly in response to a number of factors, including:

o Our quarterly operating results;

o Changes in earnings estimates by analysts and whether our earnings meet or exceed such estimates;

o Announcements of technological innovations by us or our competitors;

o Additions or departures of key personnel; and

o Other events or factors that may be beyond our control.

Volatility in the market price of our securities could lead to claims against us. Defending these claims could result in significant litigation costs and a diversion of our management's attention and resources.

WE WILL NEED TO COMPLY WITH FEDERAL AND STATE SECURITIES LAWS TO MAINTAIN THE TRADEABILITY OF OUR SECURITIES.

We must maintain in effect the registration statement filed with the Securities and Exchange Commission with respect to the shares of common stock and must also comply with the securities laws of a state for the shares of common stock to be tradable in that state. If we do not comply with federal or state securities laws, your ability to sell the securities offered by this prospectus may be significantly reduced.

WE DO NOT INTEND TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

Any investors who have or anticipate any need for immediate income from their investment should not purchase any of the shares of common stock offered hereby.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock by the Selling Stockholders. The Company will receive the proceeds from the exercise of the warrants held by the Selling Shareholders and from sale of the 4,000,000 shares of common stock being registered for the Company on this registration statement. Any such proceeds will be used for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel.

                         DETERMINATION OF OFFERING PRICE


The shares sold by the Selling Shareholders will be sold at prevailing market prices on the over-the-counter bulletin board or on other exchanges on which the shares are then listed or at negotiated prices. Shares sold by the Company will be sold at a fixed price and will commence promptly following the effectiveness of this registration statement.


             CAUTIONARY WARNING REGARDING FORWARD-LOOKING STATEMENTS


This Prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) whether the prime vendor contract for secured first responder communications between IBM and Cook County is successfully completed; (2) whether our significant component suppliers are able to deliver their products on a timely basis; (3) whether the investors in the Offering elect to exercise their warrants to purchase shares of common stock for $1.00 per share from us; (4) the ability of the Company to attract and retain key personnel; (5) the Company's ability to comply with federal, state and local government regulations; and (6) other factors over which we have little or no control.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

Neither TechAlt nor any Selling Stockholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.


Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to:
Investor Relations; TechAlt, Inc., 3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004; (847) 870-2601.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Solomon and the Company entered into an Employment Agreement on or around August 24, 2004. Per the terms of the Employment Agreement, Mr. Solomon is to be employed by the Company as the Chief Executive Officer for an initial period of three (3) years, which period shall be automatically renewed until terminated by the Company. Solomon's annual salary is One Hundred and Seventy Five Thousand Dollars ($175,000). Solomon is eligible to receive an annual cash bonus of up to Two Hundred Seventy Five Thousand Dollars ($275,000) in connection with the gross revenues of the Company and it is anticipated that Mr. Solomon will be granted options to purchase up to one million (1,000,000) shares of the common stock of the Company, subject to vesting.

In August of 2004, the Company issued 600,000 shares of common stock to Ms. Diana Loera, a family member of George Loera and 125,000 shares of common stock to Christopher Solomon, a family member of James E. Solomon. These shares were rescinded, ab initio, in connection with the Agreement to Rescind Intellectual Property License Agreement between the Company and Technology Alternatives, Inc., which was executed on December 15, 2004.

      MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS


No market currently exists for our common stock. As of April 11, 2005, approximately 1,369,500 shares of our common stock may be sold pursuant to Rule 144 of the Securities Act. As of April 11, 2005, there were approximately 13,307,719 shares issued of our common stock, 4,816,260 shares of Series A Preferred stock outstanding convertible into 9,632,520 shares of our common stock and warrants outstanding to purchase approximately 11,310,520 shares of our common stock. Services By Designwise, Ltd., an Illinois corporation, currently holds a Secured Convertible Promissory Note which is convertible into 1,150,000 shares of our common stock.

TechAlt is registering 4,000,000 shares of its common stock which will be sold by us on a continuous basis at a fixed price.

We have approximately 102 shareholders of record of our common equity.


The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common stock.

                            SELLING SECURITY HOLDERS


The shares of common stock being offered by the Selling Stockholders are (i) issuable upon conversion of the Series A Preferred shares (ii) issuable upon exercise of the Warrants to purchase shares of our common stock, (iii) issuable upon exercise of Options to purchase 1,000,000 shares of common stock, (iv) issuable upon conversion of a $1,150,000 Secured Convertible Promissory Note issued to Services By Designwise, Ltd., (v) shares of common stock which were issued to Paul Masanek in connection with the Agreement and Plan of Merger between the Company and Technology Alternatives, Inc., (vi) shares of common stock issued to designees of Sunrise, in connection with investment banking and public relations services, and (vii) shares of common stock issued or issuable to Excipio Group, S.A. in connection with business development services.

We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Paul Masanek, a former member of the Board of Directors and executive officer of the wholly-owned subsidiary of the Company, Technology Alternatives, Inc., and Services By Designwise, Ltd., manufactures certain goods for the Company. Sunrise Securities Corp., provides investment banking services to the Company and Sunrise Financial Group, Inc. provides public relations services.


The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders, or which the Company believes the Selling Stockholder will own within the next sixty (60) days. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership, or anticipated ownership within the next sixty (60) days, of Common Stock of the Company. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of registration rights agreements with Paul Masanek, SBD, the holders of the Series A Preferred Shares and the Warrants, this prospectus generally covers the resale of at least the sum of (i) 130% of the maximum number of shares of common stock issuable upon conversion of the Series A Preferred Shares (assuming that the Series A Preferred Shares are convertible at their initial Conversion Price and without taking into account any limitations on the conversion of the Series A Preferred Shares set forth in the Certificate for the Series A Preferred Shares) (ii) 130% of the maximum number of shares of common stock issuable upon exercise of the related Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants), in each case as of the trading day immediately preceding the date this registration statement was initially filed with the Securities and Exchange Commission. Because the conversion price of the Series A Preferred Shares and the exercise price of the Warrants and the Secured Convertible Promissory Note may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. If all shares being registered are sold, none of the Selling Stockholders will own any shares of common stock of the Company and (iii) 130% of the maximum number of shares of common stock issuable upon exercise of the 750,000 warrants held by Masanek, conversion of the 1,150,000 Promissory Note held by SBD, and currently held by Masanek in connection with the Merger.

Under the terms of the Series A Preferred Shares and the Warrants, certain of the Selling Stockholders may not convert the Series A Preferred Shares or exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Series A Preferred Shares which have not been converted and upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution".


---------------------------------------------------------------------------------------------------------------
NAME                                       NUMBER OF SHARES OF COMMON       SHARES OF COMMON STOCK BEING
                                           STOCK BENEFICIALLY               REGISTERED BY THIS PROSPECTUS FOR
                                           OWNED                            THE SELLING STOCKHOLDERS
---------------------------------------------------------------------------------------------------------------
Paul Masanek*                                       5,426,560                           7,054,528

---------------------------------------------------------------------------------------------------------------
Services By Designwise, Ltd.(1)*                    1,150,000                           1,495,000

---------------------------------------------------------------------------------------------------------------
Derek Caldwell**                                      400,318                             520,000

---------------------------------------------------------------------------------------------------------------
Cherokee Holdings II, LLC(2)**                        901,458                           1,170,052

---------------------------------------------------------------------------------------------------------------
Cranshire Capital, LP(3)**                          1,001,747                           1,300,000

---------------------------------------------------------------------------------------------------------------
Crestview Capital Master, LLC(4)**                  6,817,717                           8,840,000

---------------------------------------------------------------------------------------------------------------
DKR SoundShore Oasis Holding Fund,                  1,001,747                           1,300,000
Ltd.(5)**

---------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
NAME                                       NUMBER OF SHARES OF COMMON       SHARES OF COMMON STOCK BEING
                                           STOCK BENEFICIALLY               REGISTERED BY THIS PROSPECTUS FOR
                                           OWNED                            THE SELLING STOCKHOLDERS
-------------------------------------------------------------------------------------------------------------
Iroquois Capital, LP(6)**                             125,788                             162,500

-------------------------------------------------------------------------------------------------------------
Smithfield Fiduciary, LLC(7)**                      4,006,987                           5,200,000

-------------------------------------------------------------------------------------------------------------
David Matthews**                                      200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Craig and Elizabeth Snider**                          400,000                             520,000

-------------------------------------------------------------------------------------------------------------
Chahram Pahlavi**                                     600,000                             780,000

-------------------------------------------------------------------------------------------------------------
Andrew Escoll and Tina Snider**                       200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Edward Snider**                                       200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Jonathan Leifer**                                     300,000                             390,000

-------------------------------------------------------------------------------------------------------------
Elena Neuman Lefkowitz**                              200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Robert H. Craft, III**                                400,000                             520,000

-------------------------------------------------------------------------------------------------------------
William F. Callanan**                                 800,000                           1,040,000

-------------------------------------------------------------------------------------------------------------
Christian Kinch**                                     200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Randall E. Harris**                                   160,000                             208,000

-------------------------------------------------------------------------------------------------------------
Nathan Low Roth IRA**                                 800,000                           1,040,000

-------------------------------------------------------------------------------------------------------------
Nicholas Paras**                                      100,000                             130,000

-------------------------------------------------------------------------------------------------------------
Nathan Low***                                       1,277,250                           1,277,250

-------------------------------------------------------------------------------------------------------------
Derek Caldwell***                                     687,750                             687,750

-------------------------------------------------------------------------------------------------------------
Nathan Low****                                        504,000                             504,000

-------------------------------------------------------------------------------------------------------------
Derek Caldwell****                                    444,000                             444,000

-------------------------------------------------------------------------------------------------------------
Bartholomew Intl. Investments (8)****                 200,000                             200,000

-------------------------------------------------------------------------------------------------------------
American Friends of Shalva(9)****                      40,000                              40,000

-------------------------------------------------------------------------------------------------------------
Dov Weiner****                                         20,000                              20,000

-------------------------------------------------------------------------------------------------------------
Marsha Kucher****                                       2,000                               2,000

-------------------------------------------------------------------------------------------------------------

Excipio Group, S.A.(10)*****                          600,000                             600,000
-------------------------------------------------------------------------------------------------------------
Chuck Claussen**                                      100,000                             130,000

-------------------------------------------------------------------------------------------------------------
Marsana de Monserat**                                 380,000                             494,000

-------------------------------------------------------------------------------------------------------------
TOTAL                                              29,674,319                          37,399,080

* Issued pursuant to a private placement with Paul Masanek and Services by Designwise, Ltd., in connection with the settlement of certain litigation.


** Issued pursuant to a private placement of Series A Convertible Preferred Stock and Warrants to purchase common stock.


***Earned by Sunrise Securities Corp as commission in connection with the private placement of Series A Convertible Preferred Stock and Warrants to purchase common stock.

****Earned by Sunrise Financial Group, Inc. for public relations services.

*****Issuable in exchange for business development services.


(1) Paul Masanek controls the voting and dispositive power with respect to shares held by Services By Designwise, Ltd., an Illinois corporation. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.


(2) Derek Caldwell exercises sole voting power and dispositive powers with respect to shares owned by Cherokee Holdings II, LLC. Cherokee is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Cherokee is an affiliate of a broker-dealer, as Derek Caldwell is an officer of Sunrise Securities Corp., a registered broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.


(3) Mitchell P. Kopin, President of Downsview Capital, Inc. (the General Partner) of Cranshire Capital, LP, exercises sole voting power and dispositive powers with respect to shares owned by Cranshire Capital, LP. Cranshire Capital, LP is not a registered broker-dealer or an affiliate of a broker-dealer, nor is it a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.


(4) Shared voting and dispositive powers are exercised by: Stewart Flink, Robert Hoyt, Richard Levy and Dan Warsh. Crestview is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Crestview is an affiliate of a broker-dealer, as Stewart Flink is the sole principal of Dillon Capital, a registered broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(5) DKR SoundShore is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company, nor is it a registered broker-dealer or an affiliate of a registered broker-dealer. DKR SoundShore Oasis Holding Fund Ltd. (the "Fund") is a master fund in a master-feeder structure. The Fund's investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(6) Iroquois is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Joshua Silverman exercises sole voting power and dispositive powers with respect to shares owned by Iroquois Capital, LP. Iroquois Capital, LP is not a broker-dealer or an affiliate of a broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(7) Smithfield is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield. Smithfield is an affiliate of a registered broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.


(8) Bradford Van Siclen and Terence Byrne exercise sole voting power and dispositive powers with respect to shares owned by Bartholomew. Bartholomew is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Bartholomew is not a registered broker dealer or an affiliate thereof. The shares of stock being registered under this prospectus were acquired in the ordinary course of business and the Seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(9) American Friends of Shalva is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Leo Klein, Executive Director, exercises sole voting power and dispositive powers with respect to shares owned by American Friends of Shalva. American Friends of Shalva is not a broker-dealer or an affiliate of a broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(10) Excipio Group, S.A. is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. David Coloris exercises sole voting power and dispositive powers with respect to shares owned by Excipio Group, S.A. Excipio Group, S.A. is not a broker-dealer or an affiliate of a broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

On March 29, 2005, TechAlt entered into a one (1) year Business Development Agreement (the "Excipio Agreement") with Excipio pursuant to which on behalf of the Company Excipio shall perform certain networking services as they relate to key customers and partners of TechAlt, identify partnership opportunities, develop comprehensive market plans, lead the sales and business development activities of the Company and coordinate the implementation of the Company's marketing support infrastructure (the "Services"). In addition to the 600,000 shares of common stock issued to Excipio, Excipio was issued a warrant to purchase 570,000 shares of common stock, exercise price of $1.00 per share. During the term of the Excipio Agreement, as consideration for providing the Services, Excipio shall receive a fee equal to (i) ten percent of the cash consideration received by TechAlt pursuant to any future financing, and (ii) a fee equal to ten percent of the debt and/or equity consideration issued by TechAlt pursuant to any such future financing.

                              PLAN OF DISTRIBUTION


We are registering the shares of common stock (i) issuable upon conversion of the Series A Preferred shares, (ii) issuable upon exercise of the Warrants,
(iii) issuable upon conversion of the Secured Convertible Promissory Note held by Services By Designwise, Ltd., (iv) issuable upon exercise of the Warrant held by Paul Masanek, and (v) held by Paul Masanek in connection with the Agreement and Plan of Merger between the Company and Technology Alternatives, Inc. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. We are also registering 1,072,252 shares of common stock and 963,252 shares of common stock underlying warrants which the Company issued to designees of Sunrise Securities Corp., for investment banking services in connection with its recent Series A Preferred stock and Warrant financing, 240,000 shares of common stock issued and 1,000,000 shares of common stock underlying options the Company intends to grant to designees of Sunrise Financial Group, Inc. for public relations services, and 600,000 shares issued or issuable to Excipio Group, S.A., in connection with business development services.


The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

o in the over-the-counter market;

o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

o through the writing of options, whether such options are listed on an options exchange or otherwise;

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately negotiated transactions;

o short sales;

o pursuant to Rule 144 under the Securities Act;

o broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may pledge or grant a security interest in some or all of the preferred shares, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market- making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                                LEGAL PROCEEDINGS


The Company is currently not involved in any litigation. Please see the "Risk Factors" section above for a description of our prior litigation with Paul Masanek ("Masanek"), and a company controlled by him, Services By Designwise, Ltd. ("SBD").

 DIVIDEND POLICY


We have never declared or paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends in the foreseeable future. Currently, we intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements and other factors our board of directors may deem relevant.

                                  TECHALT, INC.
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under "Risk Factors" and those included elsewhere in this Annual Report on Form 10-KSB.

When used in this prospectus, the words or phrases "would be", "will allow", "intends to", "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that forward-looking statements involve various risks and uncertainties. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statement.

YEARS ENDED DECEMBER 31, 2004 AND 2003

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of the Company's results of operation and financial condition as of December 31, 2004 and 2003 and for the years then ended. The discussion should be read in conjunction with the financial statements and notes thereto.

The Company's undertook several major activities during the year which resulted in net loss of $4,104,000 for the twelve months ended December 31, 2004. These activities included the settlement of a lawsuit, merger of the company, issuance and sale on a the Series A Convertible Preferred Stock, filing of the Registration Statement on Form SB-2 and the further development of the products of the company. As a result of these activities significant expenses were incurred in the last quarter of the year relating to legal, accounting and consulting services.

Selling, general and administrative expenses of $2,635,000 included approximately $1,237,000 of legal and accounting fees, $101,000 which are accrued at December 31, 2004. The remaining $1,398,000 of selling, general and administrative included $179,000 of compensation agreement expense representing amounts owed the Company's Chief Executive Officer upon execution of the Compensation Agreement, which such amounts have been paid as of December 31, 2004. The $1,208,000 of research and development expenses are comprised primarily of compensation and related expenses. As part of this Settlement Agreement, the company acquired intellectual property rights. Approximately $385,000 of "In - process Research and Development" costs associated with this were immediately expensed.

For the fiscal year ended December 31, 2003 selling, general and administrative expenses of $581,000 included approximately $23,000 of legal and accounting fees. The remaining $558,000 in selling, general and administrative expenses included $312,000 for consulting and the balance in compensation and related expenses. The $20,000 for research and development expenses are comprised primarily of $15,000 in outside engineering and applications development services, with the balance in compensation and related expenses.

LIQUIDITY AND CAPITAL RESOURCES

During the twelve-months ended December 31, 2004, cash used by operating activities was approximately $2,490,000 as compared to cash used of $608,648 during the comparative prior year period. Cash provided by financing activities for the twelve-months ended December 31, 2004 was $3,815,000, resulting primarily from net proceeds received from sale of Series A Convertible Preferred Stock during 2004 of $3,835,000 with net proceeds after cash offering costs of $3,630,000. Cash used in investing activities was $122,205 in 2004 for property and equipment versus $6,934 in the prior year.

Off-Balance sheet arrangements - The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

RECENT DEVELOPMENTS -

SALE OF SERIES A CONVERTIBLE PREFERRED STOCK, WARRANTS AND ADDITIONAL INVESTMENT RIGHTS - On August 24, 2004, pursuant to the private offering exemption provided in Rule 506 of Regulation D of the Securities Act of 1933, in exchange for $500,000, before offering costs of approximately $40,000, the Company sold 500,000 shares of its Series A Convertible Preferred Stock (purchase price of $1.00 per share) (the "Series A Preferred"), warrants to purchase 1 million shares of the Company's common stock at an exercise price of $1.00 per share with a cashless exercise provision (the "Warrants") and Additional Investment Rights to purchase 3.5 million additional shares of Series A Preferred and warrants to purchase 7,000,000 shares of common stock at a purchase price of $1.00 per share (the "Series A Preferred Rights") (the "Offering"). Each share of Series A Preferred is convertible under certain circumstances into two shares of the Company's common stock. Through December 31, 2004, pursuant to the Additional Investment Rights, the Company issued or have issuable an additional 3,435,000 shares of Series A Convertible Preferred Stock and Warrants to purchase 6,780,000 shares of common stock, each security having the same terms as those in the Offering, and received net cash proceeds of $3,375,000. The Series A Preferred contain registration rights and damages of up to 3% per month based on filing and effectiveness deadlines.

Terms of Series A Preferred provides for, among other things, cumulative dividends to be paid to holders at a rate of 5% per annum, which accumulate daily from issuance date and payable quarterly, in certain circumstances payable in the Company's common stock, each preferred share to be convertible into 2 shares of Company common stock, subject to anti-dilution conversion rate adjustments, a $2.00 per share liquidation preference amount, if common stock dividends are declared, Series A receives the same on an as converted basis, voting rights on an as-converted basis and limits payment of dividends on common stock until certain financial targets are met.

COMPENSATION AGREEMENT - In August 2004, the Company entered into an Employment Agreement with Solomon, pursuant to which Solomon is to be employed by the Company as Chief Executive Officer for an initial period of 3 years, which period shall be automatically renewed until terminated by the Company. The Employment Agreement provides for annual compensation of $175,000, an opportunity for Solomon to earn additional annual bonuses upon the Company attaining certain financial targets, and for the Company to grant Solomon options to purchase up to 1 million shares of Company common stock at an exercise price being fair value at date of grant, subject to vesting. During the twelve months ended December 31, 2004, the Company recorded approximately $179,000 of compensation expense which includes certain executive officer benefits incurred upon execution of the Employment Agreement for compensation due upon signing and approximately $43,000 of expense relating to reimbursement to Solomon for costs and expenses incurred in connection with development and support of Intellectual Property acquired pursuant to the License Agreement. The Employment Agreement also provides for the Company to pay Solomon for certain executive officer benefits throughout the term.

FINANCIAL CONSULTING ARRANGEMENT - Pursuant to terms of an arrangement with a financial consultant, in August 2004, the Company issued 300,000 shares of its common stock for services provided. The Company has accounted for this as financial consulting expense of $150,000, the estimated fair value of common stock issued, and as an increase in common stock and paid-in capital.

On December 15, 2004, TechAlt paid $650,000 to Masanek, which payment caused certain documents and agreements to become effective pursuant to terms of an Escrow Agreement entered into on November 20, 2004 between TechAlt, TAI, Masanek, SBD and Solomon, and their respective attorneys. Material terms of the agreements and transactions occurring subsequent to these payments are as follows:

AGREEMENT AND PLAN OF MERGER- Pursuant to the Merger Agreement, all of the shares of common stock of TAI (all of which were owned by Solomon and Masanek) were exchanged for 9,544,000 shares of common stock of TechAlt. TechAlt Acquisitions, Inc., a wholly-owned subsidiary of TechAlt, was merged with and into TAI, with TAI becoming a wholly-owned subsidiary of TechAlt (the "Merger"). Additionally, pursuant to terms of the Merger Agreement, TechAlt issued 400,000 shares of its common stock to an investment advisor as consideration for capital raising services provided and 100,000 shares of its common stock as consideration for $50,000 cash. Upon consummation of the Merger, Solomon and Masanek together own approximately 83% of the voting common stock of the merged entity and obtained management control and the shareholders of TechAlt prior to the License Agreement and name change from Dendo Global Corp. own approximately 17%. The transaction, in which TechAlt Acquisitions, Inc. was merged with and into TAI, is accounted for as a recapitalization of TAI and combination of entities under common control as of the August 24, 2004 license date and the Company is deemed to have issued 1,656,000 common shares to the shareholders of TechAlt. Inasmuch as the former TAI shareholders own a majority of TechAlt common stock after the merger and obtained management control, TAI is considered to be the acquiring corporation for accounting purposes. The consolidated financial statements after the transaction consist of the balance sheet of TAI and TechAlt, the operations of TechAlt from the August 24, 2004 license closing date and the historical operations of TAI.

SETTLEMENT AGREEMENT - Pursuant to terms of the Settlement Agreement between the TechAlt and Masanek, among other things, (i) the License Agreement entered into between TechAlt and TAI in August 2004 was rescinded, which rescission included rescinding the 10,044,000 shares of TechAlt common stock issued pursuant to the License agreement, (ii) TechAlt paid Masanek $650,000 cash, (iii) TechAlt and Masanek entered into Sales, Consulting, Registration Rights, Right of First Refusal and Escrow Agreements, (iv) TechAlt issued a Convertible Promissory Note for $1,150,000 to Services by Designwise, Ltd. ("SBD"), a company owned by Masanek, payable $650,000 one year from issuance and the remainder two years from issuance subject to acceleration, as defined, based on capital raises, with interest at 5%, and convertible into shares of TechAlt common stock on the basis of $1.00 per share, and secured by substantially all assets of TechAlt, (v) TechAlt issued warrants to Masanek for the right to purchase for a period of five years 750,000 shares of TechAlt common stock for $1.00 per share with a cashless exercise provision (determined to have a Black-Scholes pricing model fair value of $0), (vi) TechAlt received from SBD the assignment of all right, title and interests in certain intellectual property and inventory of SBD relating to In-Car Based Communications Data Capture and Video Systems (such intellectual property and inventories having estimated fair values of approximately $386,000 and $209,000, respectively), (vii) TechAlt paid $140,000 for the attorneys fees of Masanek, and (viii) settlement of certain claims made by Masanek against TechAlt and others in a lawsuit filed in the Circuit Court of Cook County, Illinois, (ix) the Company entered into a 3 year sales agreement with a commitment for the Company to purchase from SBD $1,250,000 of equipment inventory per year plus pay 6.25% to 6.75% royalties on certain third party supplied goods, and (x) a consulting agreement for which the Company will pay SBD $25,000 for the first four months and $6,250 per month for the next 32 months plus other benefits.

The amount of intangible assets pertaining to the intellectual property rights acquired in connection with the Settlement Agreement, were immediately expensed as of the acquisition date as "In-process Research and Development" as a result of the intellectual property not having yet attained technological feasibility.

RAISING ADDITIONAL FINANCING - Among other conditions satisfied with respect to consummation of the Merger, was that TechAlt received cash of not less than $1,500,000 from issuances of securities through the exercise of Additional Investment Rights issued to certain investors in August 2004 pursuant to the terms of its recent Series A Preferred stock and Warrant financing. Subsequent to December 31, 2004 and through March 29, 2005 TechAlt received cash of approximately $880,000 from the additional sale of 880,000 shares of Series A Preferred stock and warrants to purchase 1,760,000 shares of TechAlt common stock for $1.00 per share.

CONTRACT TO SUPPLY EQUIPMENT TO COOK COUNTY - In July 2004, the Company was awarded a contract to supply certain equipment, software and services to a contractor doing business with Cook County Commissioner's Office. The Commission approved a plan to implement a county-wide wireless communications system. A grant of approximately $13 million from the Urban Area Security Initiative of the Department of Homeland Security has been accepted to fund the project. An additional grant of approximately $17 million has also been approved for the second phase of the project. The contract is anticipated to result in future Company revenues of approximately $9 million.

AGREEMENT WITH IBM - In October 2004, the Company entered into a Statement of Work ("SOW") with International Business Machines Corporation ("IBM") for the Phase 1 Implementation of TAI's wireless communications product line in connection with Cook County's mobile wireless video and data network project. The SOW serves as the Company's official notice and authorization to begin implementation of and billing for the project. Pursuant to terms of the SOW, TAI will be providing hardware and software, and maintenance services through 2009, under Phase 1 for which it is to receive payments of approximately $2.9 million. In Phase 1 of the project, 15 radio towers and 32 municipal and county buildings will be configured as wireless hotspots. Company's multi-network capable communications modules will be used to transmit video and data to police, fire, and emergency services vehicles. This live streaming video will help first responders orchestrate a coordinated response to emergencies. The wireless network will provide first responders in remote locations with information already shared on the county's wired network. Police, fire and emergency services personnel will have real-time access to law enforcement databases, GIS information, hazmat information and other data on the Cook County network.

REGISTRATION STATEMENT ON FORM SB-2 - On November 15, 2004 TechAlt filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission regarding the registration of approximately 40 million shares of TAI's common stock to be sold by certain TechAlt stockholders. The selling stockholders will offer the common stock in amounts, at prices and on terms to be determined at the time of the offering. TechAlt will not receive any proceeds from the sales of the common stock by the selling stockholders. Shares of the TechAlt common stock are not currently quoted on any exchange or the over-the-counter bulletin board market. TechAlt has applied for trading of its common stock on the over-the-counter bulletin board.

BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTIES - Since inception, the Company has incurred losses and may never achieve or sustain profitability. Operating expenses are expected to increase significantly as the Company expands its sales and marketing efforts and otherwise supports its expected growth. Given these planned expenditures, the Company may incur additional losses in the near future. The Company needs additional financing and could be required to cut back or stop operations if sufficient funding is not raised. The Company's ability to continue operations will depend on positive cash flow, if any, from future operations and its ability to raise additional funds through equity or debt financing. While, Company management anticipates that cash to be received in the future resulting from the Agreement with IBM, and additional cash to be received from private and institutional investors will be sufficient to fund our current operations and capital requirements for the next 12 months, there can be no assurance that such amounts will be realized.

As disclosed in report of Independent Registered Public Accounting Firm on the Company's financial statements for the years ended December 31, 2004 and 2003, these matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability of assets and liquidation of liabilities that may result from these uncertainties.

CRITICAL ACCOUNTING POLICIES

The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which among other things, requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and reported amounts of revenues and expenses during reporting periods. These estimates and assumptions are affected by management's application of accounting policies. Critical accounting policies applied in December 31, 2004 financial statements include accounting for research and development costs, accounting for income taxes and accounting for stock based compensation.

RESEARCH AND DEVELOPMENT COSTS - Research and development costs, which are comprised primarily of compensation, consulting costs, supplies, materials and related costs, are expensed as incurred. The value of acquired In-process Research and Development is charged to expense on the date of acquisition if the acquired intellectual property has not attained "technological feasibility" as of that date.

INCOME TAXES - The Company continues to record a valuation allowance for the full amount of deferred income taxes, which would otherwise be recorded for tax benefits relating to operating loss carryforwards, as realization of such deferred tax assets cannot be determined to be more likely than not.

STOCK BASED COMPENSATION - The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings
(loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied

                                    BUSINESS

THE COMPANY

The Company was incorporated in Nevada on December 29, 1994 as Top Flight Software, Inc. The Company subsequently changed its name to Dendo Global Corp. The Company had been developing and marketing management software for pigeon breeders and racers. However, the business proved to be unsuccessful and, during January 1999, the Company discontinued its operations. In August of 2004, the Company was licensed certain intellectual property of Technology Alternatives, Inc. pursuant to an Intellectual Property License Agreement. The Intellectual Property License Agreement was rescinded on December 15, 2004 at which time the Company acquired Technology Alternatives, Inc., pursuant to an Agreement and Plan of Merger. The Company, through its proprietary hardware, network, and communications components, delivers a complete technology solution that communicates data and mission critical imagery between remote first responders and central command and control centers by using any and all existing public wireless networks, coupled with secure agency networks. These existing wireless networks include the new 802.11 or Wi-Fi networks, and spread spectrum technologies, which include licensed frequencies, for which the carriers pay a fee to the government to be utilized in a specific location and unlicensed frequencies, which are free to the public to use; 802.11 or Wi-Fi networks fall into this unlicensed category.

The Company solution provides a scalable, robust, secure, communications method for first responders to provide interoperable communications and interagency interoperability, communication and collaboration. The proposed Homeland Security Agency ("HSA") budget to build this capability was $3.5 billion out of the proposed $37.5 billion for the entire Fiscal Year 2003 HSA budget.

The Company currently offers an integrated line of products and services. The current product offerings include: Police In-Car Video Recording Systems; Portable Surveillance-Cam Video Recording Systems; Wireless Communications Module; and Ruggedized Enclosure for Cisco 3200 Mobile Wireless Router

Police In-Car Video Recording Systems. The Company's principal product consists of a ruggedized, climate- controlled "vault", which houses either VCR, DVD or Hard Drive and control electronics, an overhead console providing a video monitor and user interface, a forward facing 176X Zoom camera and an infra-red rear seat camera/microphone. Enhanced versions of the systems, with a universal laptop computer interface product, have been completed and have resulted in relationships with, ruggedized tablet PC makers focused in the law enforcement and emergency response industries.

Portable Surveillance-Cam Video Recording Systems. Utilizing a Pan-Tilt-Zoom camera packaged with custom controls, tripod mount, and wireless transmission system, these cameras are ideal for temporary surveillance situations such as monitoring drug, gang, vandalism, and other activities.

Wireless Communications Module. Available in multi-network capable Mobile or Fixed Location versions, this product creates a secure incident scene virtual private network that allows first responders to maintain communications even if major infrastructure is destroyed. The Communications Module also provides wireless connectivity among in-building camera systems, emergency response vehicles and dismounted first responders. Designed to be the common interface solution in a bank robbery or school security situation, the ruggedized enclosure allows it to withstand harsh environmental conditions such as weather and temperature extremes in vehicles or remote placement scenarios.

Current Services Offerings: The Company has developed a series of value added enhanced offerings and capabilities that provide a potential ongoing revenue and relationship opportunities with both customers and solution partners. These enhanced capabilities represent the critical differences in the Company's ability to deliver a true "turnkey solution" for secure mobile wireless first responder systems and differentiate the Company from most other integrators in this space. These offerings include:

o Grant Writing
o Integration Services
o Project Implementation Services
o Maintenance and Support Services

Grant Writing. In the Fiscal Year 2004 budget, the Department of Homeland Security has made $3.5 billion available to first responders nationwide for equipment purchases. The Company has an on-staff grant writer to assist our customers in obtaining these federal funds.

Integration Services. The Company's standards-based products are open-architectured, allowing for integration with peripheral devices. The Company has established strategic alliances with companies providing infrastructure design and installation, peripheral device manufacturers, and software vendors. The Company believes these relationships will generate additional revenues for the Company when sold as part of a turnkey solution package.

Maintenance and Support Services. In addition to the revenue stream generated by the implementation, there are continuing revenues associated with on going service, support, and expansion of these networks.

MARKETS

TechAlt is intensely focused on attractive market opportunities. The market for communications and emergency services has been experiencing tremendous growth. TechAlt intends to leverage the installed base of 600 local and state law enforcement agencies with close to 2,600 units of its basic in-car VHS-based recording systems, to develop a structured market for state-of-the-art Homeland Security Solutions. These solutions for local, state, and federal police, fire and EMT agencies represent a 490,000-vehicle opportunity nationwide. Assuming a conservative 4 building to 1 police car ratio, TechAlt sees a 1,960,000 in-building camera opportunity. This in combination with TechAlt's reseller partner's contract opportunities, positions the Company very well for accessing the $3.5 billion interagency interoperability, communication and collaboration Homeland Security market.

In addition, the interest being expressed by education, corporate and commercial organizations in providing a better level of image-based security for 802.11 or WiFi applications, as well as secure mobile wireless services continues to grow at a 58% annual growth rate.

In the United States and internationally, emergency services markets are experiencing a fundamental shift from wired to wireless communications. This shift is being driven by the compelling economic and practical advantage of migrating from a wired to a wireless infrastructure can improve an organization's financial performance through increased productivity and reduced costs. With TechAlt's systems, productivity can be increased through greater functionality and flexibility in remote access locations, vehicles, portable handheld computers and cell phones. Costs can be reduced through lower communications expenses, as well as fewer man-hours, less paperwork and reduced court time, and by improved community support. The result is vastly improved community and officer safety. TechAlt is now positioned to become the dominant market leader in providing cost-effective, reliable, and secure wireless data communications for law enforcement and emergency services.

The solutions developed by TechAlt for this mission, critical wired and wireless data and image delivery capability, provide an equally advantageous sales opportunity in multiple commercial markets. Most notably these markets include transportation, logistics, banking, insurance, vending and technical support verticals. While TechAlt has targeted its initial marketing efforts to the first responder communications and in-car video market, this niche represents only a small portion of TechAlt's potential market.

Current examples of public-safety customers include the Cook County Sheriff's Department, the Illinois State Police and the Las Vegas Metro Police. Over 600 public-safety agencies are using TechAlt's legacy equipment. The company will also focus on private companies in industries, such as banking, casino and retail, which have security concerns.

SALES/GROWTH STRATEGY

TechAlt will build an integrated sales team consisting of both direct and indirect resources. Specifically, it will develop an in-house direct sales force that will identify, train and support a network of channel partners and Value Added Resellers ("VARS"). These partners currently include: IBM, Cisco Systems , Anixter International, Nextel Communications, Symbol Technologies, Verizon, Unisys, Panasonic, cMedia, SAIC and GTSI.

One of TechAlt's stronger channel partners is Cisco, which has produced a new line of wireless routers for the law enforcement and Department of Defense markets for multi-network mobile communications support. TechAlt has been certified by Cisco as a producer of a "ruggedized" enclosure for deployment in police and emergency services vehicles. The TechAlt video solutions provide an ideal application to demonstrate the capabilities of the Cisco Mobile Access Router (MAR). As a result of this demonstrated capability, Cisco chose to feature TechAlt at its International Partner Summit April 18th, 2003.

COMPETITIVE ADVANTAGES

TechAlt has a technology and marketing strategy that positions it to benefit from the convergence of two rapidly growing markets: wireless communications and applications to support the objectives of Homeland Security. As more and more security threats move into the electronic world, the demand for flexible, cost-effective communications alternatives has exploded.

TechAlt uses the mobile imaging applications and secure wireless data communications as its entry point into this expanding marketplace. By proving its wireless communications technology in this demanding environment, TechAlt is well positioned to expand into other industries, including community-wide wireless network management, banking, retail, health care, insurance, and transportation. TechAlt believes that its technology and operational model position it as an effective provider of secure wireless communications and imagery to any market that uses applications that:

Serve significant numbers of remote users, Have time-critical communications, and Require market-proven technology

TechAlt is currently working to extend itself into the areas of community-wide wireless "Hot Spot" networks, security monitoring for banks, wireless advertising, and wireless credit card authorizations. In addition, TechAlt is working to expand the flexibility of the TechAlt solution to provide wireless data communications technology for a wide variety of industries and municipalities.

EMPLOYEES


As of April 11, 2005, we had 23 full-time employees. Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We believe that our relations with our employees are good.


                                    PROPERTY

The Company currently leases office space for its corporate office for $8,448 per month plus additional rent for real property taxes. The term of the lease is two years.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


        NAME                   AGE                   POSITION

James E. Solomon                56       Chief Executive Officer;
                                         Chairman of the Board of Directors

George Loera                    53       Director

C. Pete Ashi                    44       Director

Peter Lynch                     57       President & Chief Operating Officer

James J. Hurley                 56       Chief Financial Officer

Barbara Roberts                 41       Vice President of Sales and Business
                                         Development

David M. Otto                   45       Secretary

Michael J. Lightfoot            54       Vice President of Administration


JAMES E. SOLOMON is the Chairman of our Board of Directors and has served as our Chief Executive Officer since August 2004. Mr. Solomon is also the President and Chief Executive Officer of Technology Alternatives, Inc. of Schaumburg, Illinois. Mr. Solomon's career has been that of the technology entrepreneur and he has been active in the technology industry for the past 32 years. Mr. Solomon's experience includes work as a developer, engineer, and creator of businesses in the PC, CD-ROM, Relational Database, Telecommunications and Wireless industries.

After many years of participation in the AeA (American Electronics Association), Mr. Solomon became the chairman for the Midwest Council, member of the national board of directors, International and Technology committees. Through the AeA, he has become an advisor on wireless technologies to World Business Chicago, Chicago Software Association - Wireless Roundtable, Chicagoland Chamber of Commerce, Metropolitan Planning Commission, Chicagoland Workforce Boards, the Mayor's Council of Technology Advisors (Chicago) and currently is a Member of the Governor's Broadband Task Force (Illinois).

Mr. Solomon has successfully raised over $15,000,000 through venture funds in multiple rounds for several of his companies. He developed relationships with every major telecommunications carrier and several minor carriers in the U.S., Canada, Ecuador, Colombia, Peru, Australia, New Zealand, and China markets. Mr. Solomon developed partner relationships with NCR, Diebold, Fujitsu, and created strategic relationships with Chase, Citicorp, First Union, Nations, Bank of America and Wells-Fargo Banks.

Mr. Solomon's companies developed the technology for the electronic image capture, store and forward of "mug shots" for law enforcement for the Chicago police department. Other clients have included AT&T, Hyatt Hotels, Wal-Mart, Kmart, J.C. Penney's, and Sears for development of mission critical on-line transaction processing applications. Mr. Solomon's company was one of the first licensees of CD-ROM technology in the U.S. and developed strong international relationships in the Netherlands and Japan. As a result he became one of the industry leaders in tools for image digitization, storage, retrieval and transmission for the insurance, banking and intelligence markets.

Mr. Solomon has held a series of positions with ever increasing responsibilities for both domestic and international companies including GOOItech, Sayers Advanced Systems, Informix, MicroTRENDS, Digital Research, Wang Laboratories and Tandem Computer. These organizations gave him the opportunity to develop relationship and management skills with customers in the Telecommunications, Insurance, Financial, Banking, Distribution and Pharmaceutical industries.

Mr. Solomon's educational background includes the University of Missouri at Columbia, Civil Engineering, University of Missouri at Kansas City, Business Administration, and the Stanford University Executive MBA Program. In addition to Mr. Solomon's AeA duties his professional memberships have included the Chief Information Officer Organization, Strategic Account Management Association
(SAMA), Wireless Data Forum, Cellular Telephone Industry Association (CTIA), American Banking Association, Banking Industry Association, and the International Association of Home Financing.

PETER LYNCH has served as our Chief Operating Officer since October of 2004 and as our President since February 2005. Mr. Lynch has extensive senior executive level management experience in the broadband communications industry including a combination of domestic and international entrepreneurial assignments. Mr. Lynch's radio frequency experiences originate from building and growing cable television operations initially. Mr. Lynch jointly founded a British competitive communications carrier that provided cable TV and voice communication services over an integrated network. Mr. Lynch's wireless communication industry experience started with a publicly traded, MMDS television services provider where he led their evolution into a wireless ISP business model as the company's Chief Operating Officer. Internetworking and data communications remained at the center of Mr. Lynch's activities when he became the President of a competitive local exchange carrier (CLEC) that pioneered the integration of packet telephony and high-speed Internet using ATM circuits. Mr. Lynch returned to the wireless arena when he became Chairman of a leading provider of antennas to the LMR, Wi-Fi, and WLAN markets.

GEORGE LOERA has served as a member of our Board of Directors since August of 2004. For the past 18 years Mr. George Loera has been the owner and President of Chicago United Industries. Ltd., a multi-million dollar distribution and supply company located in Chicago, Illinois. Mr. Loera is active in local civic and business affairs, being Co-Founder and Past President of the Mexican-American Chamber of Commerce of Illinois from 1992 to 1995. Mr. Loera also served as Chairman of the Board of that organization. Mr. Loera is also the Founder and Co-Chair of Paths to Achievement, a mentoring organization for Chicagoland middle school children.

Mr. Loera also previously served as a director for 6 years and as Vice President for the Hispanic American Construction Industry Association, an association focusing on promoting opportunities for Hispanic construction, engineering and supply companies. He has been a member of the Hispanic American Construction Industry Association for the past 18 years.

Mr. Loera was the Co-Chair of the Latino Coalition in Defense of Affirmative Action from 1987 to 1989. Mr. Loera is currently a Director for the Latino Technology Association, an association focusing on promoting opportunities for Latino technology businesses.

Mr. Loera earned his BBA in Organizational Management from the University of Iowa in 1977, and was enrolled in the Electrical Engineering Curriculum at the University of Illinois, Champaign, Illinois from 1969 to 1970. Mr. Loera also served as a Sergeant in the United States Marine Corps, 1st Force Reconnaissance Company, Fleet Marine Force, Pacific from 1971 to 1973.

C. PETE ASHI has served as a member of our Board of Directors since August of 2004. Mr. C. Pete Ashi has over 22 years of Information Systems industry experience. Over the past five years, Mr. Ashi has served as the Vice President of National Operations for TM Floyd & Company, a $55,000,000 Information Technology consulting firm with major clients in the Health Insurance and Property & Casualty industries. His career has evolved from computer programming and support, to recruiting, sales and marketing, and management.

Mr. Ashi formed Ashi & Associates, a Dallas based search firm, in 1984 and served as President from 1984 to 1987. Mr. Ashi relocated to Chicago in 1988 to lead a start-up branch for IMI Systems, Inc., an Information Technology consulting firm. Mr. Ashi worked for IMI Systems, Inc. from 1987 to 1989. In March, 1989 Mr. Ashi was recruited to Keane, Inc, a billion dollar publicly traded Information Technology consulting firm, to develop a sales territory. Mr. Ashi worked for Keane, Inc. until 1993. Following his work with Keane, Inc., Mr. Ashi joined TM Floyd & Company in 1993 as Director of Business Development and was subsequently promoted to Vice President of Operations in 1994, followed by a promotion to Vice President of National Operations in 1999.

Mr. Ashi is also the co-founder of the Friends of Drummond, a charitable organization chartered with promoting education in his community, and sits on the board of Ant Systems, Inc. Aside from his responsibilities to TM Floyd & Company, he is the Chairman of the Illinois Century Network Policy Committee. Mr. Ashi attended the University of Pennsylvania from 1978 to 1980 and graduated from the University of Pittsburgh's School of Computer Technology with a BS in 1981.

JAMES HURLEY has served as our Chief Financial Officer since November 23, 2004. Prior to joining TechAlt, Mr. Hurley was a financial consultant for several small to mid-size start-up companies. From 2000 through 2002, Mr. Hurley was the Chief Financial Officer of Tallgrass Communications, Inc., a competitive local exchange carrier providing broadband access for voice and data communication. Mr. Hurley was also a member of the Board of Directors of Tallgrass. Prior to his joining Tallgrass, Mr. Hurley was President of the Midwest region of MPower Communications, Inc., from 1998 to 2000. MPower is also a local exchange carrier providing broadband access for voice and data communication.

From 1976 until 1992, Mr. Hurley served in various operational and financial roles for Centel Communications Company. Prior to joining Centel, Mr. Hurley was a Certified Public Accountant for Arthur Anderson from 1970 to 1976. Mr. Hurley received his Bachelor of Science from Marquette University, in Milwuakee, Wisconsin in 1970.

BARBARA ROBERTS has served as our Vice President of Sales and Business Development since October of 2004. Ms. Roberts has nineteen years of practical and industry experience combining the disciplines of Executive Management, Sales/Marketing, Finance, Operations, and Systems Integration. During her twelve years with Electronic Data Systems, Inc. ("EDS"), Ms. Roberts was responsible for systems and management duties across the markets of federal, state and local government, HealthCare, social services, transportation, and communications. Ms. Roberts was responsible for the EDS market deployment and replication of the U.S. operations for "Red Light Enforcement" traffic camera systems. From 1998 until 2001, as President of Redflex Traffic Systems, Inc, Ms. Roberts was instrumental in developing the first digital traffic camera programs in the world for ticketing red light running and speeding offenders. Ms. Roberts' strong entrepreneurial track record and global business experience helped grow Redflex from a startup company to an internationally recognized multi-million dollar firm, handling camera manufacturing, application development, court integration, and on-going citation processing. Prior to joining TechAlt, Inc., Ms. Roberts worked for Technology Alternatives, Inc., of Schaumburg, Illinois beginning in 2002.

Ms. Roberts graduated from Humboldt State University located in Arcata, CA in 1985 with her B.A in Business Administration/Finance and double minors in Computer Information Systems and Speech Communications.

DAVID M. OTTO has served as our Secretary since August of 2004. David M. Otto is a Seattle-based attorney and President of The Otto Law Group. Mr. Otto's practice focuses on corporate finance, securities, mergers and acquisitions and corporate law and governance. Mr. Otto began his law practice on Wall Street in New York City in 1987, where he concentrated on significant corporate leveraged buyout and takeover transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto moved to Seattle in order to dedicate his extensive experience in corporate law and finance, mergers and acquisitions, corporate governance, public and private securities offerings and venture capital financing to entrepreneurs, technology innovators, start-up, emerging growth and middle-market businesses. In July of 1999, Mr. Otto founded his own firm, The Otto Law Group, PLLC, in Seattle, Washington, to better serve technology-based start-up, emerging growth and middle-market companies with respect to corporate finance, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters. Recent transactions completed by The Otto Law Group include an initial public offering for a digital technology company, acquisition and financing of an education services and products public company, private financing for the national expansion of a window coverings manufacturer, the Securities Exchange Act of 1934 Act compliance work for several technology and service businesses, a share exchange and proxy for a publicly held company, rendering opinions regarding various cross-border financings and acquisitions and private placements for electronic component, digital music, e-commerce and wireless broadband companies.

Mr. Otto has authored "Venture Capital Financing" and "Taking Your Company Public" and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing and going public. He is currently a member of the Board of Directors of Dtomi, Inc., Uniphyd Corporation, SinoFresh Healthcare, Inc., Excalibur USA Custom Window Fashions, Inc. and Saratoga Capital Partners, Inc. He is also a member of the American Bar Association Committee on the Federal Regulation of Securities, Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee of the ABA's Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington.

Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government and Fordham University School of Law in 1987 where he earned his Juris Doctorate and served as a Commentary Editor on the Fordham International Law Journal.

MICHAEL J. LIGHTFOOT has served as our Vice President of Administration since January 1, 2005. Prior to joining our Company, Mr. Lightfoot was a member of Michael J. Lightfoot, P.C., a law firm specializing in contracts, advising on content and data protection, banking, insurance, WiFi and international transactions from 1998 until December 2004. From 1997 until 1998 Mr. Lightfoot served as General Counsel - Vice President of Business Development for Inventions Machine Corporation of Boston, Massachusetts, for whom Mr. Lightfoot handled commercial, intellectual property and licensing matters. Mr. Lightfoot graduated from Lewis University in 1974 with his B.S. in Computer Science and Northern Illinois Universiy in 1978 where he earned his Juris Doctorate.


There are no family relationships among the Company's officers and directors. All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.


None of the Directors or Officers has been involved in any bankruptcy or criminal proceeding during the past five years.


                             EXECUTIVE COMPENSATION
                             ----------------------

-----------------------------------------------------------------------------------------------------------------------
                                     Annual Compensation                   Long-term Compensation
-----------------------------------------------------------------------------------------------------------------------
                                                             Other     Restricted  Securities    LTIP       All Other
                                                             Annual      Stock    Under-lying   Payouts    Compensation
Name and                     Year      Salary     Bonus   Compensation  Award(s)    Options/
Principal Position                       ($)       ($)        ($)         ($)        SARS (#)     ($)           ($)

(a)                          (b)         (c)       (d)        (e)         (f)        (g)          (h)           (i)
------------------------  ---------   --------   --------   --------   --------   --------     --------      --------
James Solomon, CEO            2004    $168,415         0    $10,408 (1)      0          0            0             0
------------------------  ---------   --------   --------   --------   --------   --------     --------      --------
Peter Lynch, COO              2004    $ 40,385         0          0          0          0            0             0
------------------------  ---------   --------   --------   --------   --------   --------     --------      --------
James Hurley, CFO             2004    $  5,538         0          0          0          0            0             0
------------------------  ---------   --------   --------   --------   --------   --------     --------      --------
Barbara Roberts,              2004    $116,546         0          0          0          0            0             0
VP - Sales & Business
Development
-----------------------------------------------------------------------------------------------------------------------

(1)Reimbursement for Country Club Membership fees per Mr. Solomon's Employment Agreement.

EMPLOYMENT AGREEMENTS

Mr. Solomon and the Company entered into an Employment Agreement. Per the terms of the Employment Agreement, Mr. Solomon is to be employed by the Company as the Chief Executive Officer for an initial period of three (3) years, which period shall be automatically renewed for one year terms until terminated by the Company. Mr. Solomon's annual salary is One Hundred and Seventy Five Thousand Dollars ($175,000). He is eligible to receive an annual cash bonus of up to Two Hundred Seventy Five Thousand Dollars ($275,000) in connection with the gross revenues of the Company.

OPTION GRANTS IN LAST FISCAL YEAR


We did not grant any options to any of our officers during the year ended December 31, 2004.


STOCK OPTION PLANS


On March 29, 2005, the Board of Directors of TechAlt approved the 2005 Stock Option Plan (the "Plan") and the forms of Non-Qualified Stock Option Agreement ("NQA") and Incentive Stock Option Agreement ("ISOA") to provide additional incentives to key employees, officers, directors and independent contractors of TechAlt and any Parent or Subsidiary it may at any time have, thereby helping to attract and retain the best available personnel for positions of responsibility with those entities and otherwise promoting the success of the business activities of such entities. The Plan is administered by the Board directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least two Board members, all of whom shall be Non-Employee Director.

It is intended that options issued under the Plan constitute either incentive stock options or nonqualified stock options. The maximum number of shares that may be optioned and sold under the Plan is the greater of (i) five million (5,000,000) shares of Common Stock of the Company, subject to adjustment, or
(ii) twenty percent of the total number of shares of Common Stock that would be outstanding if each class of the Company's stock (including each class of preferred stock) were converted into shares of Common Stock.

Subject to all provisions and limitations of the Plan, the Committee has the authority and discretion to: (1) Determine the persons to whom Options are to be granted, the times of grant, the number of shares to be represented by each Option, and the vesting schedule of the Options; (2) Interpret the Plan (but only to the extent not contrary to the express provisions of the Plan); (3) Authorize any person or persons to execute and deliver Stock Option Agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options by the Committee; and (4) Make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions.

The adoption of the Plan is subject to ratification by the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at a duly convened meeting of the shareholders of the Company, which ratification shall occur within twelve (12) months before or after the date of adoption of the Plan by the Board.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 11, 2005:




-------------------------------------------------------------------------------------------------
Name and Address of Beneficial Owner                    Amount and Nature of       Percentage of
                                                        Beneficial Ownership          Class(1)
-------------------------------------------------------------------------------------------------
James E. Solomon, Chairman and CEO
3311 N. Kennicott Ave., Suite A,                                3,867,440                29%(2)
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
C. Pete Ashi, Director
3311 N. Kennicott Ave., Suite A,                                   75,000                 1%
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
Diane Marie Loera
3311 N. Kennicott Ave., Suite A,                                  600,000                 4%
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
Peter Lynch, President and COO
3311 N. Kennicott Ave., Suite A                                   none
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
James Hurley, CFO
3311 N. Kennicott Ave., Suite A                                   none
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
Barbara Roberts, VP of Business Development
3311 N. Kennicott Ave., Suite A                                   none
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
David M. Otto, Secretary and General Counsel
900 4th Avenue, Suite 314                                         none
Seattle, WA 98164
-------------------------------------------------------------------------------------------------
Paul Masanek                                                    4,676,560               35%
5250 Cleveland Street
Skokie, IL 60077
-------------------------------------------------------------------------------------------------
Michael Lightfoot, VP of Administration
3311 N. Kennicott Ave., Suite A                                   25,000                 1%
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
Directors and Executive Officers as a Group                     4,567,440(3)            34%
-------------------------------------------------------------------------------------------------

(1) The Company currently has 4,816,260 shares of Series A Preferred stock issued and outstanding which may be converted into 9,632,520 shares of common stock, in the aggregate, subject to certain adjustments. None of the shares of Series A Preferred stock are held by the above shareholders. The Series A Preferred vote with the common stock on an as converted basis.


(2) Family member of George Loera, a member of the board of directors of the Company.


(3) Based on 13,307,719 shares of common stock issued and outstanding as of April 11, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

          DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation allows and our bylaws require that we indemnify our directors and officers who are or were a party to, or are threatened to be made a party to, any proceeding (including a derivative action if the director or officer is not found liable to us), against all expenses reasonably incurred by a director or officer in connection with such a proceeding (including expenses, judgments, fines and amounts paid in settlement), if the director or officer acted in good faith, in a manner he or she believed was not opposed to our best interests, and, with respect to a criminal proceeding, had no reason to believe that his or her conduct was unlawful.

Our bylaws generally require that we advance to our directors and officers expenses incurred by them in defending a proceeding in advance of its final disposition, provided that the director or officer agrees to reimburse us for such advances if it is ultimately found that the director or officer is not entitled to indemnification. In addition, our bylaws permit us to purchase insurance on behalf of our directors and officers against any liability asserted against them in such capacity. We intend to obtain such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock. All outstanding shares of common stock are, and the shares underlying all options and public warrants will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

PREFERRED STOCK


Our certificate of incorporation provides for the issuance of up to 100,000,000 shares of preferred stock. As of the date of this prospectus, there are 4,816,260 outstanding shares of Series A Preferred stock.


Effective August 23, 2004, the Company filed a Certificate of Designations with the Nevada Secretary of State designating the preferences and rights of 4,000,000 shares of Series A Preferred. The Certificate of Designation was amended on December 28, 2004 to increase from 4,000,000 to 4,820,000 that amount of shares of Series A Preferred designated and authorized for issuance. Each share of Series A Preferred converts into two (2) shares of common stock, subject to certain adjustments, and votes on an as converted basis with the common stock shareholders of the company.

The holders of the Series A Preferred are be entitled to receive cumulative dividends ("Dividends") at a rate of 5.0% per annum (the "Dividend Rate"), which shall be cumulative, accumulate daily from the Issuance Date and be due and payable beginning on October 1, 2004 (the "First Dividend Date") and on the first day of each Calendar Quarter after the First Dividend Date (each, including the First Dividend Date, a "Dividend Date"). Any accumulated and unpaid cash Dividend Payments which are not paid within five (5) Business Days of such accumulated and unpaid Dividends' Dividend Date shall bear interest at the rate of 15.0% per annum from such Dividend Date until the same is paid in full (the "Default Interest"). No Dividends will be paid by the Company subsequent to the first fiscal quarter in which the Company has EBITDA of One Million Dollars ($1,000,000) or more.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred are entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred share equal to Two Dollars ($2.00).

The common stock of the Company is junior in rank to all issued shares of Series A Preferred with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Further, without the prior express written consent of certain of the shareholders of the Series A Preferred, the Company may not authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Nevada or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred relative to the holders of the common stock or the holders of any other class of capital stock.

If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the "Purchase Rights"), then the holders of Series A Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of the Series A Preferred (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

If at any time from and after the Issuance Date, (i) EBITDA equals or exceeds $1,000,000 (the "EBITDA Requirement") and (ii) the Equity Conditions shall have been satisfied or waived in writing by the Required Holders from and including the Mandatory Conversion Notice Date through and including the Mandatory Conversion Date (each, as defined below), the Company shall have the right to require each holder of the Series A Preferred to convert all or any portion of the Series A Preferred then outstanding as designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of common stock.

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written action of stockholders in lieu of meeting), each holder of outstanding Series A Preferred shall be entitled to the number of votes equal to the number of whole shares of common stock into which the Series A Preferred held by such holder are convertible (subject to the limitations of Section 4(a) above) as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, holders of Series A Preferred shall vote together with the holders of common stock, and with the holders of any other series of preferred stock the terms of which so provide, as a single class.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock, our board of directors is authorized, without further stockholder approval, from time-to-time to issue up to an aggregate of 100,000,000 shares of our preferred stock, in one or more additional series. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. A majority of our disinterested, independent directors must approve any issuance by us of our preferred stock.

The rights and preferences of future series of preferred stock may include:

o number of shares to be issued;

o dividend rights and dividend rates;

o right to convert the preferred stock into a different type of security;

o Voting rights attributable to the preferred stock;

o right to receive preferential payments upon a liquidation of the company;

o right to set aside a certain amount of assets for payments relating to the preferred stock; and

o prices to be paid upon redemption of the preferred stock.


Each share of Series A Preferred Stock is convertible into 2 shares of common stock. There are 4,820,000 shares of Series A Preferred Stock authorized.


WARRANTS


Each Warrant entitles the holder to purchase one share of our common stock at an exercise price per share of $1.00 per share of common stock. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Warrant. Our Warrants may be exercised at any time prior to the fifth anniversary date of the closing of this offering, which is the expiration date. Those of our warrants which have not previously been exercised will expire on the expiration date. A Warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Warrant has been properly exercised. The warrants contain a cashless exercise provision in the event the shares of common stock underlying the warrants are not registered by the Company. Derek Caldwell and Nathan Low collectively hold warrants to purchase 936,252 shares of our common stock, exercise price of $.50 per share.


Adjustments of exercise price

The exercise price is subject to adjustment if we declare any stock dividend to stockholders, effect any split or reverse split with respect to our common stock, or sell securities at a price below the exercise price of the Warrant. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Warrant or, if we elect, an adjustment of the number of Warrants outstanding.

OPTIONS

The Company intends to issue options to the designees of the Sunrise Financial Group, Inc., to purchase (i) 500,000 shares of the common stock of the Company, exercisable for $.50 per share, and (ii) 500,000 shares of the common stock of the Company, exercisable for $1.00 per share (the "Options") in connection with the Public Relations Retainer Agreement and public relations services pursuant thereto. The Options shall be exercisable upon the earlier of either (a) the Company's shareholder equity exceeding $10 million, or (ii) four (4) years from the date of issuance.


ADDITIONAL INVESTMENT RIGHTS

On August 24, 2004, the Company issued ninety (90) day Additional Investment Rights to purchase 3,500,000 shares of its Series A Preferred Stock, $1.00 per share, and Warrants to purchase 7,000,000 shares of common stock with an exercise price of $1.00 per share (the "AIRs") to the following individuals/entities:

----------------------------------------------------------------------------------------------------------------------
                                                                                   Series A
        Additional Investment Right Holder                Purchase Price       Preferred Shares          Warrants
        ----------------------------------                --------------       ----------------          --------
----------------------------------------------------     -----------------     -----------------     -----------------
Derek Caldwell                                           $          87,500                87,500               175,000
----------------------------------------------------     -----------------     -----------------     -----------------
Cherokee Holdings II, LLC                                $         393,760               393,760               787,500
----------------------------------------------------     -----------------     -----------------     -----------------
Cranshire Capital, LP                                    $         218,750               218,750               437,500
----------------------------------------------------     -----------------     -----------------     -----------------
Crestview Capital Master                                 $       1,487,500             1,487,500             2,975,000
----------------------------------------------------     -----------------     -----------------     -----------------
DKR SoundShore Oasis                                     $         218,750               218,750               437,500
----------------------------------------------------     -----------------     -----------------     -----------------
Iroquois Capital                                         $         218,750               218,750               437,500
----------------------------------------------------     -----------------     -----------------     -----------------
Smithfield Fiduciary                                     $         875,000               875,000             1,750,000
----------------------------------------------------------------------------------------------------------------------

In October 2004, Crestview Capital Master exercised $170,000 of its AIR, receiving 170,000 shares of Series A Preferred Stock and Warrants to purchase 340,000 shares of common stock.

Derek Caldwell, Cherokee Holdings II, LLC, Cranshire Capital, LP, Crestview Capital Master, DKR SoundShore Oasis and Smithfield Fiduciary were given extensions for their AIRs (the Additional Investment Right of Iroquois Capital expired on November 24, 2004), as they would have expired on November 24, 2004 were they not extended.

In December 2004, the following AIR holders exercised their AIRs and were issued the following securities:

----------------------------------------------------------------------------------------------------------------------
                                                                                   Series A
        Additional Investment Right Holder                Purchase Price       Preferred Shares          Warrants
        ----------------------------------                --------------       ----------------          --------
----------------------------------------------------     -----------------     -----------------     -----------------
Cranshire Capital, LP                                    $         218,750               218,750               437,500
----------------------------------------------------     -----------------     -----------------     -----------------
Crestview Capital Master, LLC                            $       1,317,500             1,317,500             2,635,000
----------------------------------------------------     -----------------     -----------------     -----------------
DKR SoundShore Oasis                                     $         218,740               218,750               437,500
----------------------------------------------------     -----------------     -----------------     -----------------
Smithfield Fiduciary                                     $         875,000               857,000             1,750,000>
----------------------------------------------------------------------------------------------------------------------

On February 23, 2005 the following AIR holders exercised their AIRs and were issued the following securities:

----------------------------------------------------------------------------------------------------------------------
                                                                                   Series A
        Additional Investment Right Holder                Purchase Price       Preferred Shares          Warrants
        ----------------------------------                --------------       ----------------          --------
----------------------------------------------------     -----------------     -----------------     -----------------
Derek Caldwell*                                          $          87,500                87,500               175,000
----------------------------------------------------     -----------------     -----------------     -----------------
Cherokee Holdings II, LLC*                               $         168,760               168,760               337,520
----------------------------------------------------     -----------------     -----------------     -----------------
Elena Lefkowitz**                                        $          50,000                50,000               100,000
----------------------------------------------------     -----------------     -----------------     -----------------
Christian Kinch**                                        $          50,000                50,000               100,000
----------------------------------------------------------------------------------------------------------------------

*Exercise of outstanding Additional Investment Right
** Exercise of assigned Additional Investment Right of Cherokee Holdings II, LLC

In March 2005, the following AIR holders exercised their AIRs and were issued the following securities:

----------------------------------------------------------------------------------------------------------------------
                                                                                   Series A
        Additional Investment Right Holder                Purchase Price       Preferred Shares          Warrants
        ----------------------------------                --------------       ----------------          --------
----------------------------------------------------     -----------------     -----------------     -----------------
Jonathan Leifer**                                        $          75,000                75,000               150,000
----------------------------------------------------------------------------------------------------------------------

** Exercise of assigned Additional Investment Right of Cherokee Holdings II, LLC

                                  LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon on our behalf by The Otto Law Group, PLLC, of Seattle, Washington.

                                     EXPERTS

The financial statements of the TechAlt, Inc., and Subsidiary as of and for the years ended December 31, 2003 and 2004 included in this prospectus have been audited by Salberg & Co., P.A., independent registered public accounting firm, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting and in giving said reports.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

On October 20, 2004 (the "Dismissal Date"), Pritchett, Siler & Hardy, PC ("PS&H"), was dismissed as independent auditor of TechAlt, in connection with the engagement of Salberg & Company, P.A., as the independent registered public accounting firm for the Company ("Salberg"). PS&H's reports on the Company's 10-KSB and 10-KSB for each of the years ended December 31, 2003 and 2002, respectively, and all subsequent interim periods up and until the Dismissal Date, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than reflecting an uncertainty as to the Company's ability to continue as a going concern.

During each of the two (2) years ended December 31, 2003 and 2002, and all subsequent interim periods up and until the Dismissal Date, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PS&H's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company requested PS&H to furnish a letter addressed to the United States Securities and Exchange Commission, stating whether they agree with the statements made by the Company in the Current Report on Form 8-K, and, if not, stating the respects in which it does not agree. A copy of this letter, dated as of October 20, 2004, is filed as Exhibit 16.1 to the Current Report on Form 8-K.

On October 20, 2004, the Company engaged Salberg as its independent registered public accounting firm to audit the Company's financial statements. During each of the two (2) years ended December 31, 2003 and 2002, and all subsequent interim periods up and until the Dismissal Date, the Company did not consult Salberg on any matters described in Item 304(a)(2)(i) of Regulation S-B. During each of the two (2) years ended December 31, 2003 and 2002, and all subsequent interim periods up and until the Dismissal Date, the Company did not consult Salberg on any matters described in Item 304(a)(2)(ii) of Regulation S-B.

The decision to change accountants was recommended and approved by the Board of Directors of the Company on October 20, 2004.

                          TECHALT, INC. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm                  F - 1
Consolidated Balance Sheet                                               F - 2
Consolidated Statements of Operations                                    F - 3
Consolidated Statements of Cash Flows                                    F - 4
Consolidated Statements of Changes in Stockholders' Deficit              F - 5
Notes to Consolidated Financial Statements                              F-6 -17



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders'
TechAlt, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Techalt, Inc. and Subsidiary at December 31, 2004, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the years ended December 31, 2003 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Techalt, Inc. and Subsidiary as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring net losses including a net loss in 2004 of $4,104,201, has cash used in operations in 2004 of $2,489,809, and has a working capital deficit of $1,078,728 and a stockholders' deficit of $1,491,193 at December 31, 2004. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 25, 2005

                          TechAlt, Inc. and Subsidiary
                  Consolidated Balance Sheet December 31, 2004

Current assets
  Cash and cash equivalents                                                            $ 1,202,748
  Accounts receivable, net of allowance of $28,000                                          96,319
  Inventories                                                                              208,800
  Prepaid expenses and other current assets                                                130,405
                                                                                       -----------
     Total current assets                                                                1,638,272
Property and equipment, net                                                                120,228
                                                                                       -----------

           Total assets                                                                $ 1,758,500
                                                                                       ===========

Current liabilities
  Accounts payable                                                                     $   393,513
  Accounts payable-related parties                                                         203,576
  Accrued liabilities                                                                      246,212
  Deferred revenue                                                                       1,051,280
  Current portion of notes payable to bank                                                  21,508
  Advances due to officer                                                                  138,780
  Current portion of note payable due to affiliate of shareholder                          650,000
  Accrued preferred stock dividends                                                         12,131
                                                                                       -----------
          Total current liabilities                                                      2,717,000
Notes payable to bank, net of current portion                                               32,693
Note payable to affiliate of shareholder, net of current portion                           500,000
                                                                                       -----------
          Total liabilities                                                              3,249,693
                                                                                       -----------

Commitments and Contingencies (Note 5)

Stockholders' Deficit
  Preferred stock, $0.001 par value, 100,000,000 shares authorized, of which,
    4,820,000 million are authorized and designated as Series A Preferred Stock,
    3,935,000 shares issued and outstanding, liquidation preference of
    $7,870,000                                                                               3,935
  Common stock, $0.001 par value,
    500,000,000 shares authorized, 13,234,800 shares issued and outstanding                 13,235
  Additional paid-in capital                                                             3,946,378
  Deferred stock-based consulting                                                         (129,792)
  Accumulated deficit                                                                   (5,324,949)
                                                                                       -----------
     Total stockholders' deficit                                                        (1,491,193)
                                                                                       -----------

           Total liabilities and stockholders' deficit                                 $ 1,758,500
                                                                                       ===========


                 See accompanying notes to financial statements.

                          TechAlt, Inc. and Subsidiary
                      Consolidated Statements of Operations


                                            Year ended December 31,
                                          --------------------------
                                              2003          2004
                                          -----------    -----------

Revenue                                   $   192,209    $   291,120
Cost of goods sold                            128,193        101,511
                                          -----------    -----------
Gross profit                                   64,016        189,609
                                          -----------    -----------
Operating expenses
  Selling, general and administrative         581,082      2,635,605
  Research and development                     19,665      1,208,808
  Business development                        149,527        438,952
                                          -----------    -----------
     Total operating expenses                 750,274      4,283,365
                                          -----------    -----------

Loss  from operations before interest        (686,258)    (4,093,756)
Interest expense                                   --        (10,445)
                                          -----------    -----------

Net loss                                     (686,258)    (4,104,201)

Preferred stock dividends                          --        (18,434)
                                          -----------    -----------

Net loss attributable to holders of
common stock                              $  (686,258)   $(4,122,635)
                                          ===========    ===========

Basic and diluted net loss attributable
to holders of common stock                $     (0.07)   $     (0.42)
                                          ===========    ===========

Weighted average shares used
  in computing loss per share               9,544,000      9,809,016
                                          ===========    ===========


                 See accompanying notes to financial statements.

                          TechAlt, Inc. and Subsidiary
           Consolidated Statement of Changes in Stockholders' Deficit
                     Years Ended December 31, 2003 and 2004


                                                             Series A
                                                         Preferred stock          Common stock
                                                        -------------------   --------------------

                                                         Shares     Amount      Shares      Amount
                                                        ---------   -------   ----------   --------
Balance at December 31, 2002                                   --   $    --    9,544,000   $  9,544
  Net loss
                                                        ---------   -------   ----------   --------
Balance at December 31, 2003                                   --        --    9,544,000      9,544
Shares deemed issued to shareholders of Dendo
  Global Corp. in connection with recapitalization                             1,656,000      1,656
Common stock issued for cash                                                     100,000        100
Common stock issued for services                                                 700,000        700
Common stock issuable for services                                               100,000        100
Common stock issued for services                                                 894,800        895
Common stock issuable for services                                               240,000        240
Warrants to purchase common stock issued for services
Offering costs paid in common stock and warrants
Offering costs paid or accrued
Issuance of Series A Convertible Preferred for cash     3,835,000     3,835
Issuance of Series A Convertible Preferred
  upon conversion of convertible debenture                100,000       100
Preferred stock dividends
Warrants to purchase common stock issued for services
Amortization of deferred stock-based consulting
  Net loss
                                                        ---------   -------   ----------   --------
Balance at December 31, 2004                            3,935,000   $ 3,935   13,234,800   $ 13,235
                                                        =========   =======   ==========   ========


                                                          Additional      Deferred
                                                            paid-in      stock-based    Accumulated
                                                            capital      consulting      deficit         Total
                                                          -----------    ----------    -----------    -----------
Balance at December 31, 2002                              $    (8,544)   $       --    $  (516,056)   $  (515,056)
  Net loss                                                                                (686,258)      (686,258)
                                                          -----------    ----------    -----------    -----------
Balance at December 31, 2003                                   (8,544)           --     (1,202,314)    (1,201,314)
Shares deemed issued to shareholders of Dendo
  Global Corp. in connection with recapitalization            (36,608)                                    (34,952)
Common stock issued for cash                                   49,900                                      50,000
Common stock issued for services                              349,300                                     350,000
Common stock issuable for services                             49,900                                      50,000
Common stock issued for services                              446,505                                     447,400
Common stock issuable for services                            119,760      (120,000)                           --
Warrants to purchase common stock issued for services          50,098                                      50,098
Offering costs paid in common stock and warrants             (747,498)                                   (747,498)
Offering costs paid or accrued                               (290,000)                                   (290,000)
Issuance of Series A Convertible Preferred for cash         3,831,165                                   3,835,000
Issuance of Series A Convertible Preferred
  upon conversion of convertible debenture                     99,900                                     100,000
Preferred stock dividends                                                                  (18,434)       (18,434)
Warrants to purchase common stock issued for services          32,500       (32,500)                           --
Amortization of deferred stock-based consulting                              22,708                        22,708
  Net loss                                                                              (4,104,201)    (4,104,201)
                                                          -----------    ----------    -----------    -----------
Balance at December 31, 2004                              $ 3,946,378    $ (129,792)   $(5,324,949)   $(1,491,193)
                                                          ===========    ==========    ===========    ===========


                 See accompanying notes to financial statements.

                          TechAlt, Inc. and Subsidiary
                      Consolidated Statements of Cash Flows



                                                                                     Year ended December 31,
                                                                                     ------------------------
                                                                                        2003          2004
                                                                                     ----------   -----------
Cash flows from operating activities:
 Net loss                                                                            $ (686,258)  $(4,104,201)
    Adjustments to reconcile net loss to net cash
      used  by operating activities:
        Depreciation and amortization expense                                             6,081        18,964
        Stock issued for services                                                            --       150,000
        Bad debt                                                                             --        28,000
        Amortization of deferred compensation                                                --        22,708
        Acquired In-Process research and development                                         --       372,971
        Changes in operating assets and liabilities:
          Accounts receivable                                                           (10,125)     (114,194)
          Prepaid expenses and other current assets                                       9,371      (128,875)
          Accounts payable                                                               50,692       283,669
          Accrued liabilities                                                            21,591       156,301
          Advances due to officer                                                            --        35,031
          Due to employees                                                                   --        (8,080)
          Accounts payable-related party                                                     --      (244,783)
          Deferred revenue                                                                   --     1,042,680
                                                                                     ----------   -----------
               Net cash used by operating activities                                   (608,648)   (2,489,809)
                                                                                     ----------   -----------
Cash flows from investing activities:
     Purchase of property, plant & equipment                                            (15,334)     (122,205)
     Proceeds from disposal of automobile                                                 8,400            --
                                                                                     ----------   -----------
          Net cash used by investing activities                                          (6,934)     (122,205)
                                                                                     ----------   -----------
Cash flows from financing activities:
     Proceeds from short term borrowing                                                      --       304,201
     Proceeds from convertible debenture                                                     --       100,000
     Payment of short term borrowing                                                         --      (250,000)
     Payment of preferred stock dividends                                                    --        (6,302)
     Offering costs                                                                          --      (205,000)
     Repayment of bank overdraft                                                         11,756       (13,137)
     Advances payable to affiliate of shareholder                                       193,518            --
     Advances from officer                                                              103,749            --
     Amounts payable to affiliate of shareholder                                        306,559            --
     Proceeds from sale of preferred stock                                                   --     3,835,000
     Proceeds from sale of common stock                                                      --        50,000
                                                                                     ----------   -----------
          Net cash provided  by financing activities                                    615,582     3,814,762
                                                                                     ----------   -----------
Net increase  in cash and cash equivalents                                                   --     1,202,748
Cash and cash equivalents, beginning of period                                               --            --
                                                                                     ----------   -----------
Cash and cash equivalents, end of period                                             $       --   $ 1,202,748
                                                                                     ==========   ===========

Supplemental disclosures of cash flow information:
  Cash paid for interest                                                             $       --   $     1,484
                                                                                     ==========   ===========
  Cash paid for taxes                                                                $       --   $        --
                                                                                     ==========   ===========

Supplemental disclosure of non-cash investing and financing activities:
    Note issued for inventory, in-process r&d and accounts payable-related party     $       --   $   595,482
                                                                                     ==========   ===========
    Intellectual property acquired with note payable to affiliate of shareholder     $       --   $   372,971
                                                                                     ==========   ===========
    Preferred stock issued upon conversion of convertible debenture                  $       --   $   100,000
                                                                                     ==========   ===========
    Equity offering costs accrued                                                    $       --   $    85,000
                                                                                     ==========   ===========
    Net liabilities acquired in recapitalization                                     $       --   $    34,952
                                                                                     ==========   ===========


                 See accompanying notes to financial statements.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - TechAlt, Inc. ("TechAlt") was organized under the laws of the State of Nevada in 1994, as Top Flight Software, Inc., which subsequently changed its name to Dendo Global Corp. Effective October 15, 2004, the Company changed its name from Dendo Global Corp. to TechAlt. As more fully described in
Note 3, in December 2004, Technology Alternatives, Inc. ("TAI") became a wholly-owned subsidiary of TechAlt. The transaction, in which a wholly-owned subsidiary of TechAlt, TechAlt Acquisitions, Inc., was merged with and into TAI, is accounted for as a recapitalization of TAI and combination of entities under common control. Inasmuch as the former TAI shareholders own a majority of TechAlt common stock after the merger and obtained management control, TAI is considered to be the acquiring corporation for accounting purposes. The consolidated financial statements after the transaction consist of the historical financial statements of TAI, together with the operations of TechAlt from August 24, 2004, the date of the License Agreement, as more fully described in Note 3. TAI was organized under the laws of the State of Illinois in January 2002.

DESCRIPTION OF BUSINESS - TechAlt and its subsidiary, TAI, (together, the "Company") is engaged in the sale of portable wireless communications solutions used by emergency first responders for interagency interoperability, communication and collaboration used in Homeland security, emergency medical and disaster response. Sales of these products are generally made to an independent contractor hired by local, state or federal agencies.

BASIS OF PRESENTATION AND GOING CONCERN - The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. The Company has recurring net losses including a net loss in 2004 of $4,104,201, has cash used in operations in 2004 of $2,489,809, and has a working capital deficit of $1,078,728 and a stockholders' deficit of $1,491,193 at December 31, 2004. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management's plans include, among other things, additional equity financing activities, the expansion of bank and vendor financing and cash flows generated from sales activities all of which, Management believes will provide the Company the ability to continue as a going concern.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of TechAlt, Inc. and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in 2003 and 2004 include valuation of accounts receivable, valuation of inventory, valuation of acquired intangible, valuation of capital stock and warrants issued for services and income taxes including the valuation of deferred tax assets. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

ACCOUNTS RECEIVABLE - Accounts receivable result from the sale of the Company's products and services and is reported at anticipated realizable value. The Company estimates its allowance for doubtful accounts based on a specific identification basis and additional allowances as needed based upon historical collections experience. Accounts receivable is considered past due if payment has not been received from the customer within thirty days and management reviews the customer accounts on a routine basis to determine if an account should be written off.

INVENTORY - Inventory is comprised of finished goods stated at cost, determined on the first-in, first-out basis.

PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation is computed on a straight-line basis over estimated useful lives of assets, ranging from 2 to 3 years. Costs for repair and maintenance are expensed as incurred.

REVENUE RECOGNITION - The Company recognizes revenue when there is persuasive evidence of an arrangement, the product has been delivered or the services have been provided to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery terms are generally FOB shipping point, typically the Company's facility. The Company reduces revenue for estimated customer returns and other allowances when reasonably known. Amounts billed in advance of revenue recognition are included in deferred revenue.

Revenue from hardware sales is recognized when the product is shipped to the customer and when there are no unfulfilled obligations that affect the customer's final acceptance. Revenue from sales of software licenses and software maintenance subscriptions are recognized on a straight-line basis over the subscription term.

STOCK BASED COMPENSATION - The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings
(loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

SHIPPING AND HANDLING - Amounts billed to customers relating to shipping handling costs are included as an offset to related freight costs, which are included in costs of goods sold in the accompanying statements of operations.

RESEARCH AND DEVELOPMENT--Research and development costs, which are comprised primarily of compensation, consulting costs, supplies, materials and related costs, are expensed as incurred. The value of acquired in-process Research and Development is charged to expense on the date of acquisition if the acquired intellectual property has not attained "technological feasibility" as of that date.

CONCENTRATION OF RISK - Two customers accounted for 57% and 27%, respectively, of the Company's sales in 2003 and another two customers accounted for 26% and 14%, respectively, of the Company's sales in 2004. One supplier, an affiliate, accounted for 93% and 76% of the Company's cost of goods sold in 2003 and 2004, respectively.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax and any available operating loss or tax credits. The Company continues to record a valuation allowance for the full amount of deferred income taxes, which would otherwise be recorded for tax benefits relating to operating loss carryforwards, as realization of such deferred tax assets cannot be determined to be more likely than not.

PRODUCT WARRANTIES - The Company has a limited warranty on certain products for a period of one year from the date of receipt of the product by the customer. The Company will, at its option, either repair or replace with new or used parts any of the products sold which prove to be defective. In the absence of any significant warranty exposures, at December 31, 2004, the Company has not recorded an accrued warranty liability.

LOSS PER SHARE - The computation of net loss per share attributable to holders of common stock is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Net loss is increased by preferred stock dividends (paid or payable) in the computation of net loss per share attributable to holders of common stock. Dilutive loss per share is not presented as the effects of including common stock equivalent shares, which there were none prior to 2004, would be anti-dilutive for all periods presented. Computations of net loss per share for the year ended December 31, 2004, exclude 7,870,000 common shares potentially issuable pursuant to terms of outstanding Series A Convertible Preferred Stock, 1,150,000 common shares potentially issuable pursuant to a convertible promissory note and 10,958,000 common shares issuable upon exercise of outstanding warrants and options. Such common stock equivalents may dilute future earnings per share.

FAIR VALUE OF FINANCIAL INSTRUMENTS--The Company's financial instruments consist of cash, accounts receivable, accounts payable, amounts payable to related parties, notes payable and Series A Convertible Preferred Stock, and their carrying amounts approximate fair value due to their short maturities and recent occurrences.

RECENT ACCOUNTING PRONOUNCEMENTS - Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123", SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4", SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67", and SFAS No. 153 "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" were recently issued. SFAS No. 146,147,148,149, 150, 151, 152 and 153 had no applicability to the Company or their effect on the financial statements was not significant. . In December 2004, the FASB issued SFAS No. 123(R) that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability award will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. Statement 123(R) replaces FASB Statement No. 123 and supercedes APB Opinion No. 25, and is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

RECLASSIFICATIONS - Certain amounts in the year 2003 consolidated financial statements have been reclassified to conform to the year 2004 consolidated presentation.

NOTE 2 - AGREEMENT AND PLAN OF MERGER AND SETTLEMENT AGREEMENT

On December 15, 2004, TechAlt paid $650,000 to the former 45% owner of TAI ("Masanek"), which such payment then provided that certain documents and agreements became effective pursuant to terms of an Escrow Agreement entered into in November 2004 between TechAlt, TAI, Masanek and the former 55% owner of TAI ("Solomon"). Material terms of the agreements and transactions occurring subsequent to these payments are as follows:

Agreement and Plan of Merger- Pursuant to the Merger Agreement, all of the shares of common stock of TAI (all of which were owned by Solomon and Masanek) were exchanged for 9,544,000 shares of common stock of TechAlt. TechAlt Acquisitions, Inc., a wholly-owned subsidiary of TechAlt, was merged with and into TAI, with TAI becoming a wholly-owned subsidiary of TechAlt (the "Merger"). Additionally, pursuant to terms of the Merger Agreement, TechAlt issued 400,000 shares of its common stock to an investment advisor as consideration for capital raising services provided and 100,000 shares of its common stock as consideration for $50,000 cash. Upon consummation of the Merger, Solomon and Masanek together own approximately 83% of the voting common stock of the merged entity and obtained management control and the shareholders of TechAlt prior to the License Agreement and name change from Dendo Global Corp. own approximately 17%. The transaction, in which TechAlt Acquisitions, Inc. was merged with and into TAI, is accounted for as a recapitalization of TAI and combination of entities under common control as of the August 24, 2004 license date and the Company is deemed to have issued 1,656,000 common shares to the shareholders of TechAlt. Inasmuch as the former TAI shareholders own a majority of TechAlt common stock after the merger and obtained management control, TAI is considered to be the acquiring corporation for accounting purposes. The consolidated financial statements after the transaction consist of the balance sheet of TAI and TechAlt, the operations of TechAlt from the August 24, 2004 license closing date and the historical operations of TAI.

Settlement Agreement - Pursuant to terms of the Settlement Agreement between the TechAlt and Masanek, among other things, (i) the License Agreement entered into between TechAlt and TAI in August 2004 was rescinded, which rescission included rescinding the 10,044,000 shares of TechAlt common stock issued pursuant to the License agreement, (ii) TechAlt paid Masanek $650,000 cash, (iii) TechAlt and Masanek entered into Sales, Consulting, Registration Rights, Right of First Refusal and Escrow Agreements, (iv) TechAlt issued a Convertible Promissory Note for $1,150,000 to Services by Designwise, Ltd. ("SBD"), a company owned by Masanek, payable $650,000 one year from issuance and the remainder two years from issuance subject to acceleration, as defined, based on capital raises, with interest at 5%, and convertible into shares of TechAlt common stock on the basis of $1.00 per share, and secured by substantially all assets of TechAlt, (v) TechAlt issued warrants to Masanek for the right to purchase for a period of five years 750,000 shares of TechAlt common stock for $1.00 per share with a cashless exercise provision (determined to have a Black-Scholes pricing model fair value of $0), (vi) TechAlt received from SBD the assignment of all right, title and interests in certain intellectual property and inventory of SBD relating to In-Car Based Communications Data Capture and Video Systems (such intellectual property and inventories having estimated fair values of approximately $386,000 and $209,000, respectively), (vii) TechAlt paid $140,000 for the attorneys fees of Masanek, and (viii) settlement of certain claims made by Masanek against TechAlt and others in a lawsuit filed in the Circuit Court of Cook County, Illinois, (ix) the Company entered into a 3 year sales agreement with a commitment for the Company to purchase from SBD $1,250,000 of equipment inventory per year plus pay 6.25% to 6.75% royalties on certain third party supplied goods, and (x) a consulting agreement for which the Company will pay SBD $25,000 for the first four months and $6,250 per month for the next 32 months plus other benefits.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

The amount of intangible assets pertaining to the intellectual property rights acquired in connection with the Settlement Agreement, were immediately expensed as of the acquisition date as "In-process Research and Development" as a result of the intellectual property not having yet attained technological feasibility.

License Agreement - On August 20, 2004, Dendo Global Corp ("Dendo") and its then majority (52%) shareholder and sole member of its board of directors (the "Warranting Shareholder") entered into an Intellectual Property License Agreement with Technology Alternatives, Inc. ("TAI"), which agreement (the "License Agreement") was consummated on August 24, 2004 ("Closing"). Pursuant to the License Agreement, in exchange for the issuance of 10,044,000 shares of Company common stock ("Common Stock"), the Company licensed certain intellectual property owned by TAI. The initial term of the License was 6 months, automatically extended for additional 6 month terms until terminated by mutual agreement. In connection with the License Agreement the Company made payments to former Dendo shareholders of approximately $77,000 for the cancellation of 27,219,000 shares of Dendo common stock.

The License Agreement provided for the Company to raise equity funding (cash) of at least $500,000 within 5 days following Closing (the "Initial Funding"), and of at least an additional $3.5 million within 90 days following Closing (the "Final Funding"). In the event the fundings were not timely completed or if the "Historical Stockholders" owned less than 8% of the outstanding common stock upon consummation of the Final Funding, then the Warranting Shareholder had the option for 14 calendar days to terminate the Agreement, subject to certain remedy provisions.

After issuance of shares and cancellation of shares in connection with the License Agreement, TAI owned 4 million shares of the 12 million total outstanding and Solomon, the majority shareholder of TAI, directly or beneficially owned an additional approximately 4.5 million shares. In certain circumstances, Solomon, voting shares directly or beneficially owned, along with voting shares beneficially owned by TAI, had control to vote approximately 71% of the Company's outstanding common shares. Inasmuch as Solomon had a majority ownership interest in the Company after the issuance of common shares in connection with the License Agreement, the Intellectual Properties rights acquired by the Company from Solomon have been recorded in the amount of Solomon's net book value of such assets, and that same value assigned to shares issued. As a result of previously expensing costs incurred in connection with developing such assets, the net book value was $0, which is the value recorded by the Company for this transaction accounted for in a manner similar to that ascribed for transactions with entities under common control.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and Equipment is comprised of the following at December 31, 2004:



              Computer equipment and software          $  36,884
              Demonstration equipment                     22,602
              Office furniture and equipment              18,820
              Vehicle                                     72,019
                                                       ---------
                                                         150,325
               Accumulated depreciation                  (30,097)
                                                       ---------

                       Property and Equipment, net     $ 120,228
                                                       =========

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

Depreciation was $6,081 and $18,964 for 2003 and 2004, respectively.

Substantially all of the Company's property and equipment is pledged as collateral for borrowing and other obligation agreements. (see Note 4)

NOTE 4 - NOTES PAYABLE

During 2004, the Company entered into three promissory notes payable to a bank totaling $54,201, due in April and May 2007, bearing interest at an annual rate of 5.75%, and payable in equal monthly payments for 30 months. The promissory notes are collateralized by automobiles owned by the Company and guaranteed by TechAlt. Principal payments on the notes are $21,508, $22,993 and $9,700 in 2005, 2006 and 2007, respectively.

Additionally, in November 2004, the Company borrowed $250,000 from the bank pursuant to terms of a 60-day promissory note, bearing interest at 1% over the 6% prime rate, and in December 2004, the Company repaid the note and related interest. The note was guaranteed by Solomon.

In December 2004, the Company issued a Convertible Promissory Note for $1,150,000 to SBD, payable $650,000 one year from issuance and the remainder two years from issuance subject to acceleration, as defined, based on capital raises, with interest at 5%, and convertible into shares of Company common stock on the basis of $1.00 per share, and secured by substantially all Company assets. There was no beneficial conversion amount as the conversion price exceeded the fair value of the common stock on the promissory note issuance date.

Future principal payments on all notes payable are $671,508, $522,993 and $9,700 in 2005, 2006 and 2007, respectively.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Compensation Agreement- In August 2004, the Company entered into an Employment Agreement with Solomon, pursuant to which Solomon is to be employed by the Company as Chief Executive Officer for an initial period of 3 years, which period shall be automatically renewed until terminated by the Company. The Employment Agreement provides for annual compensation of $175,000, an opportunity for Solomon to earn additional annual bonuses upon the Company attaining certain financial targets, and for the Company to grant Solomon options to purchase up to 1 million shares of Company common stock at an exercise price being fair value at date of grant, subject to vesting. During the year ended December 31, 2004, the Company recorded approximately $179,000 of compensation expense which includes certain executive officer benefits incurred upon execution of the Employment Agreement for compensation due upon signing and approximately $43,000 of expense relating to reimbursement to Solomon for costs and expenses incurred in connection with development and support of Intellectual Property acquired pursuant to the License Agreement. The Employment Agreement also provides for the Company to pay Solomon for certain executive officer benefits throughout the term.

Financial Advisor Arrangement - Pursuant to terms of an arrangement with a financial consultant, in August 2004, the Company issued 300,000 shares of its common stock for services provided. The Company has accounted for this transaction as financial consulting expense of $150,000, the estimated fair value of common stock issued, and as an increase in common stock and paid-in capital.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

In connection with an investment banking agreement, at December 31, 2004 the Company had issuable 894,800 common shares and warrants to purchase 768,000 common shares at $0.50 exercisable for four years. The $447,400 value of the common stock based on the valuation of $.50 per share and $50,098 value of the common stock warrants (based on a Black-Scholes valuation using zero dividends and zero volatility, interest rate of 3.48% and term of 4 years) was treated as offering costs deducted from Series A funds raised as a charge to additional paid-in capital. (see Note 6)

In connection with a one-year Public Relations agreement entered into in late November 2004, the Company has issuable 240,000 common shares valued at $120,000 based on the valuation of common stock at $.50 per share and warrants to purchase 500,000 common shares at $.50 per share and 500,000 at $1.00 per share. The warrants were valued at $32,500 (based on a Black-Scholes valuation using zero dividends and zero volatility, interest rate of 3.48% and term of 4 years). The total value of $152,500 has been deferred as a component of stockholders equity and is being amortized over the one-year term. Amortization was $22,708 in 2004. (see Note 6)

Business Development Agreement - In February 2005, the Company entered into a one-year Business Development Agreement with a financial advisor, which replaces the Company's prior agreement with the advisor and one of its affiliates. Pursuant to terms of the Business Development Agreement, the Company paid or accrued $290,000 and is to issue a total of 600,000 shares of its common stock and 570,000 warrants to purchase Company common stock at a price of $1.00 per share with a four-year term, and has agreed to pay fees for future financing funds received by the Company during the agreement term of cash equal to 10% of future financing proceeds received and 10% of the securities issued in the financing. Pursuant to terms of the replaced agreements, as of December 31, 2004 the Company issued 400,000 shares and has issuable 100,000 shares of its common stock to this advisor for business development services related to raising capital, and sold 100,000 shares of common stock for $50,000 cash. (see Note 6)

Operating Lease - The Company leases its office and manufacturing facilities pursuant to terms of a lease agreement. Prior to May 2003, the Company leased the facilities pursuant to a series of short-term lease agreements. Commencing in May 2003, the Company entered into a three year lease, requiring monthly rents of approximately $6,700, increasing to approximately $7,100 during the last year of the lease. Rent expense for the years ended December 31, 2003 and 2004, approximated $69,000 and $93,700, respectively, and is included in selling, general and administrative expense. Future minimum lease obligations pursuant to the lease approximate $84,000 and $28,000 during 2005 and 2006, respectively.

Royalty Agreement - The Company is party to a royalty agreement that requires royalty payment to a patent holder of the technology related to mounting certain of the Company's products in the trunk of a motor vehicle. The agreement provides for a royalty of 5% of the net sales price, as defined, of every mobile video recording system covered by the patent and minimum payment on every system in the amount of $150. Expenses incurred pursuant to this Royalty Agreement were approximately $5,000 and $11,680 for the years ended December 31, 2003 and 2004, respectively and is included in selling, general and administrative expense.

Contract to Supply Equipment to Cook County - In July 2004, the Company was awarded a contract to supply certain equipment, software and services to a contractor doing business with Cook County Commissioners Office. The Commission approved a plan to implement a county-wide wireless communications system. A grant of approximately $13 million from the Urban Area Security Initiative of the Department of Homeland Security has been accepted to fund the project. An additional grant of approximately $17 million has also been approved for the second phase of the project. The contract is anticipated to result in future Company revenues of approximately $9 million.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

Agreement with IBM - In October 2004, the Company entered into a Statement of Work ("SOW") with International Business Machines Corporation ("IBM") for the Phase 1 Implementation of the Company's wireless communications product line in connection with Cook County's mobile wireless video and data network project. The SOW serves as the Company's official notice and authorization to begin implementation of and billing for the project. Pursuant to terms of the SOW, the Company will be providing hardware and software, and maintenance services through 2009, under Phase 1 for which it is to receive payments of approximately $2.9 million. During December 2004, the Company received approximately $1 million from IBM, which the Company has recorded as deferred revenue at December 31, 2004.

In Phase 1 of the project, 15 radio towers and 32 municipal and county buildings will be configured as wireless hotspots. The Company's multi-network capable communications modules will be used to transmit video and data to police, fire, and emergency services vehicles. This live streaming video will help first responders orchestrate a coordinated response to emergencies. The wireless network will provide first responders in remote locations with information already shared on the county's wired network. Police, fire and emergency services personnel will have real-time access to law enforcement databases, GIS information, hazmat information and other data on the Cook County network.

Registration Statement on Form SB-2 - The Company is in the process of filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission regarding registration of approximately 40 million shares of Company common stock to be sold by certain stockholders. The selling stockholders will offer common stock in amounts, at prices and on terms to be determined at the time of the offering. The Company will not receive any proceeds from sales of common stock by selling stockholders. Shares of Company common stock are not currently quoted on any exchange or over-the-counter bulletin board market. The Company has applied for trading of its common stock on the over-the-counter bulletin board. The Series A Preferred shares contain registration rights and damages of 1.5% per month or part of any month based on filing and effectiveness deadlines. Accrued damages were $60,000 at December 31, 2004.

NOTE 6 - STOCKHOLDERS' EQUTIY

In October 2004, the Company amended its articles of incorporation to increase the authorized common and preferred stock to 500,000,000 and 100,000,000 shares, respectively, and established a $.001 par value for each.

Series A Convertible Preferred Stock, Warrants and Additional Investment Rights

During 2004, pursuant to the private offering exemption provided in Rule 506 of Regulation D of the Securities Act of 1933, in exchange for $3,835,000, the Company sold 3,835,000 shares of its Series A Convertible Preferred Voting Stock (purchase price of $1.00 per share) (the "Series A Preferred"), warrants to purchase 7,670,000 shares of the Company's common stock at an exercise price of $1.00 per share with a cashless exercise provision for the period ending five years from issuance (the "Warrants") and Additional Investment Rights to purchase 65,000 additional shares of Series A Preferred with 130,000 warrants at a purchase price of $1.00 per share (the "Series A Preferred Rights") (the "Offering"). Each share of Series A Preferred is convertible under certain circumstances into two shares of the Company's common stock, at a conversion price of $0.50 per common share, the price determined by Company management to represent the fair value of such stock at the issuance date. The Series A Preferred holders have voting rights on an as converted basis. The Series A Preferred shares contain registration rights and damages of 1.5% per month or part of any month based on filing and effectiveness deadlines. An additional 820,000 Series A Preferred were authorized in December 2004.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

Terms of Series A Preferred provides for, among other things, cumulative dividends to be paid to holders at a rate of 5% per annum, which accumulate daily from issuance date and payable quarterly, in certain circumstances payable in the Company's common stock, each preferred share to be convertible into 2 shares of Company common stock, subject to anti-dilution conversion rate adjustments, a $2.00 per share liquidation preference amount, if common stock dividends are declared, Series A receives same on an as converted basis, voting rights on an as converted basis, and limits payment of dividends on common stock until certain financial targets are met.

Convertible Debenture and Conversion to Series A Preferred

In June 2004, the Company entered into a 10% Secured Cumulative Convertible Debenture in the amount of $100,000, with a maturity date in June 2005, or earlier under certain circumstances. The debenture was secured by one of the Company's patents. In December 2004, a conversion agreement was executed converting the principal amount into 100,000 shares of the Company's Series A Convertible Preferred Stock and Warrants to purchase 200,000 shares of common stock on the terms and conditions of the Offering.

Common Stock

In August 2004, a consultant was issued 300,000 common shares valued at $150,000 based on a $.50 per share valuation of common stock based on a recent sale and the conversion rate of Series A Preferred. The $150,000 was expensed. (see Note
5)

In 2004 as amended in February 2005, 400,000 shares were issued and 100,000 are issuable at December 31, 2004 under an agreement for capital raising services and 100,000 shares were issued for cash of $50,000 to a financial consultant. The shares for services were valued at $250,000 based on the $.50 per share common stock valuation from contemporaneous issuances and conversion terms of the Series A Preferred. The $250,000 was charged to additional paid-in capital as a Series A Preferred offering cost. (see Note 5)

In 2004, 894,800 common shares became issuable pursuant to an Investment Banking Agreement relating to the Series A Preferred sale. The shares are valued at the $.50 per share common stock valuation or an aggregate $447,400 which was charged to additional paid-in capital as an offering cost. (see Note 5)

At December 31, 2004 the Company has 240,000 common shares issuable valued at $120,000 based on the valuation of common stock at $.50 per share, issuable pursuant to a Public Relations Agreement. The $120,000 is deferred as a component of equity to be amortized over the one-year term of the agreement. Amortization in 2004 was $22,708. (see Note 5)

In December 2004, the original shareholders of TechAlt, Inc. (f/k/a Dendo Global) were deemed to have been issued 1,656,000 common shares pursuant to a recapitalization of the Company (see Note 3).

Warrants and Options outstanding

In connection with various financing transactions and consulting and other agreements in 2004, the Company has issued investors, advisors and shareholders warrants and options to purchase shares of the Company's common stock. Those warrants and options had a life of either four or five years. A summary of the options issued as of December 31, 2004, and changes during the year is as follows:

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


                                                                        Weighted
                                                                        Average
                                                  Number of             Exercise
                                               Warrants/Options           Price
                                               ----------------         --------
Balance at Beginning of year                                  0         $     --
Compensatory Warrant/Options-non employee             2,338,000         $   0.73

Compensatory Warrant/Option-employee                          0                0

Non-Compensatory Warrant/Option-non-employee          8,620,000             1.00
                                                     ----------         --------
Balance at End of year                               10,958,000         $   0.94
                                                     ==========         ========

Exercisable at end of year                           10,958,000         $   0.94
                                                     ==========         ========

Weighted average fair value during the year                             $   0.04
                                                                        ========


The following table summarizes information about warrants and options outstanding at December 31, 2004:


            Options Outstanding                           Options Exercisable
--------------------------------------------   ------------------------------------------
                                 Weighted                       Number         Weighted
                  Number          Average        Range       Outstanding        Average
Range of       Outstanding       Remaining        of              at           Remaining
Exercise       at December      Contractual     Exercise       December       Contractual
  Price         31, 2004           Life          Price        31, 2004            Life
----------   ---------------   -------------   ---------    -------------    ------------
$    0.50         1,268,000        4.32        $    0.50        1,268,000            4.32
$    1.00         9,690,000        4.90        $    1.00        9,690,000            4.90
----------   ---------------   -------------   ---------    -------------    ------------
                 10,958,000                                    10,958,000


NOTE 7 - RELATED PARTY TRANSACTIONS

During the fiscal years ended December 31, 2003 and 2004, the Company received approximately $194,000 and $0, respectively, primarily for working capital purposes from SBD. Borrowings are due on demand, are unsecured and non-interest bearing. The balance at December 31, 2004 was $0.

Purchases of equipment from SBD included in cost of goods sold in 2003 and 2004 totaled $119,000 and $76,917, respectively. Additionally, during 2003 and 2004 the Company incurred consulting fees payable to SBD of approximately $294,000 and $204,000. The amounts are included in general and administrative expenses on the accompanying financial statements. At December 31, 2004, the Company had accounts payable to SBD of approximately $14,000, which is included in accounts payable-related party.

Advances payable to the Company's President and 55% founding shareholder was $103,749 at December 31, 2003. These advances are due on demand, unsecured and non-interest bearing. At December 31, 2004, advances payable was $138,780.

In April 2003, the Company's 55% shareholder contributed to the Company certain intellectual property, including a patent covering the method and apparatus for transporting data over a managed wireless network using unique communication protocol. The Company recorded the contributed property at the shareholder's basis in such assets, which amount was zero.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

An officer of the Company in 2004 is also a principal owner of a law firm that provided services to the Company in 2004. Expenses incurred to this law firm in 2004 were $624,288. Accounts payable-related party in the amount of $189,576 was due to this law firm at December 31, 2004 and included in accounts payable-related party.

An attorney who provided legal services during 2004 became an officer of the Company on January 1, 2005. Fees charged to operations for legal services from this attorney were approximately $70,300 in 2004.

The Agreement and Plan of Merger, Settlement Agreement and agreements with financial advisors are also considered to be agreements and transactions by, between and among related parties inasmuch as all parties have ownership interests in the Company, especially those transactions with the Company's two founders.

NOTE 8 - INCOME TAXES

There was no income tax during 2003 and 2004 due to the Company's net loss. The Company's tax expense differs from the "expected" tax expense for the year ended December 31, (computed by applying the federal corporate tax rate of 35% to loss before taxes), as follows:


                                               2003             2004
                                           -----------      -----------

       Computed "expected" tax benefit     $   240,200      $ 1,436,500
       Non deductible costs                     (3,800)          (4,000)
       State income tax benefit                 34,300          202,200
       Change in valuation allowance          (270,700)      (1,634,700)
                                           -----------      -----------
                                                    --               --
                                           ===========      ===========


Tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2004 are as follows:



           Deferred Tax Assets:
             Intangible and other non-current assets     $   641,472
             Net operating loss carryforwards              1,474,182
                                                         -----------
                                                           2,115,654
           Deferred tax liabilities-fixed assets              (7,460)
                                                         -----------
                                                           2,108,194
           Deferred tax asset valuation allowance         (2,108,194)
                                                         -----------
           Net deferred tax asset                        $        --
                                                         ===========


In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that, some portion or all of the deferred tax assets will be realized. The valuation allowance has been increased by approximately $270,700 and $1,634,700 for the years ended December 31, 2003 and 2004, respectively, as a result of increased net operating losses. Net operating loss carry-forwards aggregate approximately $3,693,000 and expire in years through 2022.

                          TECHALT, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004

NOTE 9 - SUBSEQUENT EVENTS

RAISING ADDITIONAL FINANCING - Subsequent to December 31, 2004 and through March 29, 2005 TechAlt received cash of approximately $880,000 from the additional sale of 880,000 shares of Series A Preferred stock and warrants to purchase 1,760,000 shares of TechAlt common stock for $1.00 per share. An additional 193,600 common shares and warrants to purchase 176,000 common shares are due as an offering cost.

OPERATING LEASE - In March 2005 TechAlt entered into an operating lease for equipment to be used in a multi city demo network. The total value of the equipment was $670,000. The term of the lease is twenty four months with a monthly lease payment of $7,600.

REGISTRATION STATEMENT ON FORM SB-2 - TechAlt is in the process of filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission regarding the registration of approximately 40 million shares of the Company's common stock to be sold by certain TechAlt stockholders. The selling stockholders will offer the common stock in amounts, at prices and on terms to be determined at the time of the offering. TechAlt will not receive any proceeds from the sales of the common stock by the selling stockholders. Shares of the TechAlt common stock are not currently quoted on any exchange or the over-the-counter bulletin board market. TechAlt has applied for trading of its common stock on the over-the-counter bulletin board.

                        41,583,584 SHARES OF COMMON STOCK






                                 [TECHALT LOGO]








                                   PROSPECTUS










                                 APRIL ___, 2005

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation allows and our bylaws require that we indemnify our directors and officers who are or were a party to, or are threatened to be made a party to, any proceeding (including a derivative action if the director or officer is not found liable to us), against all expenses reasonably incurred by a director or officer in connection with such a proceeding (including expenses, judgments, fines and amounts paid in settlement), if the director or officer acted in good faith, in a manner he or she believed was not opposed to our best interests, and, with respect to a criminal proceeding, had no reason to believe that his or her conduct was unlawful.

We have entered into separate indemnification agreements with each of our directors and officers. The agreements provide for mandatory indemnification for and limit the liability of our directors and officers in serving us to the fullest extent permitted by the Nevada Corporation Law. Specifically, under the agreements, our directors and officers will not be personally liable for monetary damages for their errors or omissions, except for liability for the breach of a director's or officer's duty of loyalty to us or our stockholders, for intentional misconduct or acts not in good faith, for making any unlawful distribution, for any transaction from which the director or officer derived an improper benefit, or for violating section 16(b) of the Securities Exchange Act of 1934, as amended, or similar laws.

Our bylaws and indemnification agreements generally require that we advance to our directors and officers expenses incurred by them in defending a proceeding in advance of its final disposition, provided that the director or officer agrees to reimburse us for such advances if it is ultimately found that the director or officer is not entitled to indemnification. In addition, our bylaws permit us to purchase insurance on behalf of our directors and officers against any liability asserted against them in such capacity. We intend to obtain such insurance.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of SEC Registration and all other estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:



                  Nature of Expense                    Amount



                  SEC Registration fee               $   5,581
                  Accounting fees and expenses       $  25,000
                  Legal fees and expenses            $  60,000
                  Printing and related expenses      $  15,000
                  Blue sky legal fees and expenses   $   5,000
                  Transfer agent fees and expenses   $   5,000
                  Miscellaneous expenses             $   5,000

                       Total                         $ 120,581
                                                     =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

We have issued the following securities within the last three years.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933, in March, 2004, the Company approved and closed on the sale of 15,000,000 shares of newly issued and restricted shares of common stock of the Company to Mr. Lindsay Hedin for an aggregate purchase price of $15,000 in a private offering. The Shares represented approximately fifty-two percent (52%) of the total issued and outstanding shares of common stock of the Company immediately after the sale. After the sale of the Shares, Mr. Cornelius A. Hofman resigned as an officer and director of the Company. Prior to Mr. Hofman's resignation, Mr. Lindsay Hedin was appointed as a director of the Company and as the chief executive officer, president, chief financial officer, secretary and treasurer of the Company.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under the section 4(2) of the Securities Act of 1933. On August 2004 the company issued 300,000 shares of common stock to a financial advisor in exchange for services in connection with the introduction of TechAlt to TAI (defined below).

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933, in August, 2004, TechAlt entered into an Intellectual Property License Agreement (the "License Agreement") with Technology Alternatives, Inc., an Illinois corporation ("TAI"). Pursuant to the License Agreement, in exchange for the issuance of ten million forty four thousand (10,044,000) shares of common stock to TAI and certain other individuals and entities, TAI Licensed certain intellectual property to the Company.


Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, in August, 2004, in exchange for Five Hundred Thousand Dollars ($500,000) the Company sold 500,000 shares of the Company's Series A Convertible Preferred Stock (purchase price of One Dollar ($1.00) per share) (the "Series A Preferred"), warrants to purchase 1,000,000 shares of the Company's common stock (exercise price of One Dollar ($1.00) per share) (the "Warrants") and AIRs to purchase 3,500,000 additional shares of Series A Preferred (purchase price of One Dollar ($1.00) per share), which exercise of the AIRs in the aggregate entitle the investors to Additional Warrants (exercise price of One Dollar ($1.00) per share) to purchase 7,000,000 shares of common stock of the Company, in the aggregate (the "Offering"). Each share of the Series A Preferred converts into two (2) shares of the common stock of the Company.



Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933, in October, 2004, the Company issued 170,000 shares of Series A Preferred and Warrants to purchase 340,000 shares of common stock pursuant to the partial exercise by Crestview Capital Master of its Additional Investment Right.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933, in connection with the Merger Agreement, the Company issued 10,044,000 shares of the common stock of the Company to (i) James E. Solomon (4,867,440), (ii) Paul Masanek (4,676,560), and (iii) Hudson Investment Advisors, LLC (500,000). The Company also issued a Warrant to Paul Masanek to purchase 750,000 shares of common stock of the Company for $1.00 per shares, and a Secured Convertible Promissory Note to Services By Designwise, Ltd., convertible into 1,150,000 shares of the common stock of the Company for $1.00 per share.

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of James E. Solomon, Paul Masanek, Services by Designwise, Ltd., and Hudson Investment Advisors, LLC made pursuant to the Merger Agreements and/or separate Subscription Agreements executed in connection with the Merger and (ii) its own independent investigation to confirm the accredited/unaccredited status of James E. Solomon, Paul Masanek, and Hudson Investment Advisors, LLC.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933 and in accordance with the exercise of Additional Investment Rights ("AIR") held by certain of the Company's accredited investors, on December 16, 2004 the Company issued shares of Series A Preferred stock and Additional Warrants pursuant to its Series A financing as follows:



Investor                             Series A Preferred      Warrants
--------                             ------------------      --------

Cranshire Capital, LP                      218,750            437,500
Crestview Capital Master, LLC            1,317,500          2,635,000
DKR SoundShore Oasis                       218,750            437,500
Smithfield Fiduciary/Highbridge            875,000          1,750,000


Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933 (the "Exemption"), on February 23, 2005, in exchange for One Million Two Hundred Ninety Six Thousand Two Hundred Sixty Dollars ($1,296,260) the Company issued 1,296,260 shares of its Series A Convertible Preferred Stock (purchase price of One Dollar ($1.00) per share) (the "Series A Preferred") and warrants to purchase 2,592,520 shares of the Company's common stock (exercise price of One Dollar ($1.00) per share) (the "Warrants") pursuant to its Series A financing round (the "Offering"). Each share of the Series A Preferred converts into two
(2) shares of the common stock of the Company. The Series A Preferred and Warrants were issued to the following individuals/entities:

                                                Shares of
                                                Series A
Name                                            Preferred            Warrants
--------------------------------------------------------------------------------
Derek Caldwell                                        87,500             175,000
--------------------------------------------------------------------------------
Cherokee Holdings II, LLC                            168,760             337,520
--------------------------------------------------------------------------------
David Matthews                                        50,000             100,000
--------------------------------------------------------------------------------
Chahram Pahlavi                                      150,000             300,000
--------------------------------------------------------------------------------
Craig and Elizabeth Snider                           100,000             200,000
--------------------------------------------------------------------------------
Tina Snider                                           50,000             100,000
--------------------------------------------------------------------------------
Edward Snider                                         50,000             100,000
--------------------------------------------------------------------------------
Randall E. Harris                                     40,000              80,000
--------------------------------------------------------------------------------
Nathan Low Roth IRA                                  200,000             400,000
--------------------------------------------------------------------------------
Elena Lefkowitz                                       50,000             100,000
--------------------------------------------------------------------------------
Robert H. Craft, III                                 100,000             200,000
--------------------------------------------------------------------------------
William Callanan                                     200,000             400,000
--------------------------------------------------------------------------------
Christian Kinch                                       50,000             100,000
--------------------------------------------------------------------------------
Total                                              1,296,260           2,592,520
--------------------------------------------------------------------------------

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of the investors in the Offering (the "Investors") made pursuant to the agreements executed in connection with the Offering that the Investors are Accredited Investors (as that term is defined in the Securities Act of 1933 (the "33 Act")) and (ii) its own independent investigation to confirm that the Investors were indeed Accredited Investors.

Pursuant to the Exemption, on February 23, 2005, in exchange for Sunrise Securities Corp. ("Sunrise") providing certain investment banking services in connection with the Offering, Sunrise earned a commission of 1,040,000 shares of common stock and Warrants to purchase 925,000 shares of common stock for $.50 per share (the "Commission"). Sunrise instructed the Company to issue the Commission as follows:

Name                                            Common Stock            Warrants
--------------------------------------------------------------------------------
Nathan Low                                           676,000             601,250
--------------------------------------------------------------------------------
Derek Caldwell                                       364,000             323,750
--------------------------------------------------------------------------------

Pursuant to the Exemption, in March 2005 the Company sold, in exchange for $220,000, 220,000 shares of its Series A Preferred (purchase price of One Dollar ($1.00) per share) and warrants to purchase 440,000 shares of the Company's common stock (exercise price of One Dollar ($1.00) per share) (the "Warrants") pursuant to its Series A financing round (the "Offering"). Each share of the Series A Preferred converts into two (2) shares of the common stock of the Company. The Series A Preferred and Warrants were issued to the following individuals:

--------------------------------------------------------------------------------
           Name                        Series A Preferred               Warrants
--------------------------------------------------------------------------------
Chuck Claussen                                     25,000                 50,000
--------------------------------------------------------------------------------
Marsana de Monserat                                95,000                190,000
--------------------------------------------------------------------------------
Jonathan Leifer                                    75,000                150,000
--------------------------------------------------------------------------------
Bud Paras                                          25,000                 25,000
--------------------------------------------------------------------------------

Pursuant to the Exemption, in March 2005, in exchange for Sunrise Financial Group, Inc. ("SFG") agreeing to provide services pursuant to that certain Public Relations Retainer Agreement (the "PR Agreement"), SFG earned 240,000 shares of common stock. SFG directed the Company to issue the common stock as follows (the "Retainer Stock"):

--------------------------------------------------------------------------------
              Name                                                  Common Stock
--------------------------------------------------------------------------------
Nathan Low                                                             70,000
--------------------------------------------------------------------------------
Derek Caldwell                                                         10,000
--------------------------------------------------------------------------------
Bartholomew International Investments, LLC                            100,000
--------------------------------------------------------------------------------
American Friends of Shalva                                             40,000
--------------------------------------------------------------------------------
Dov Weiner                                                             20,000
--------------------------------------------------------------------------------

Pursuant to the PR Agreement, TechAlt also agreed to grant SFG or its designees options to purchase (i) 500,000 shares of the common stock of the Company, exercisable for $.50 per share, and (ii) 500,000 shares of the common stock of the Company, exercisable for $1.00 per share (the "Options"). The Options shall be exercisable upon the earlier of either (a) the Company's shareholder equity exceeding $10 million, or (ii) four (4) years from the date of issuance. For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of the above individuals made pursuant to the agreements executed in connection with the Retainer Stock that they are Accredited Investors and
(ii) its own independent investigation to confirm that they are indeed Accredited Investors. The above individuals' shares are being registered by the Company.

Pursuant to the Exemption, in March 2005, the Company issued 100,000 shares of common stock and a warrant to purchase 570,000 shares of common stock, exercise price of $1.00 per share, to Excipio pursuant to the Excipio Agreement (the "Excipio Securities"). For purposes of the Exemption, the Company relied upon
(i) certain representations and warranties of Excipio that Excipio is an Accredited Investor and (ii) its own independent investigation to confirm that Excipio is an Accredited Investor. The 100,000 shares of common stock are being registered by the Company.

ITEM 27. EXHIBITS.

--------------------------------------------------------------------------------
 EXHIBIT NO.      DESCRIPTION
--------------------------------------------------------------------------------
2.1               Form of Agreement and Plan of Merger

3.1(i)            Articles of Incorporation

3.2(i) Certificate of Amendment to the Articles of Incorporation

3.3(i) Certificate of Amendment to the Articles of Incorporation

3.4(ii)           Bylaws

3.5(ii)           Amended Bylaws

4.1               Certificate of Designation

4.2               Amended Certificate of Designation

4.3               Form of Securities Purchase Agreement

4.4               Form of Registration Rights Agreement

4.5               Form of Warrant

4.6               Form of Additional Warrant

4.7               Form of Additional Investment Right

4.8               Form of Lock-Up Agreement

4.9               Form of Warrant issued to Paul Masanek

4.10              Secured Convertible Promissory Note

4.11              Form of Registration Rights Agreement with
                  Paul Masanek and Services By Designwise, Ltd.

4.12              Form of Right of First Refusal Agreement

4.13              Form of Non-Qualified Stock Option Agreement

4.14              Form of Incentive Stock Option Agreement

4.15              Form of Excipio Group, S.A. Warrant

5.1               Form of Opinion of The Otto Law Group, PLLC

10.1              Employment Agreement with James E. Solomon

10.2              Intellectual Property License Agreement

10.3 Financial Advisory and Investment Banking Agreement with Sunrise Securities Corp.

10.4 Public Relations Retainer Agreement with with Sunrise Financial Group, Inc.

10.5              Base Agreement with International Business Machines
                  Corporation

10.6              IBM Solutions Engagement Agreement Statement of Work

10.7              Arias Technology Corporation, Inc., Agreement for
                  Consulting Services

10.8              TechAlt/Arias Statement of Work

10.9              Form of Agreement to Rescind Intellectual Property
                  License Agreement

10.10             Form of Sales Agreement

10.11             Form of Security Agreement

10.12             Form of Settlement Agreement

10.13             Form of Technology Assignment and Bill of Sale

10.14             Form of Escrow Agreement

10.15             Form of Consulting Agreement

10.16             Form of Waiver and Amendment Agreement

10.17             2005 Stock Option Plan

10.18             Business Development Agreement
                  with Excipio Group, S.A.

14                Code of Ethics

23.1              Form of Consent of The Otto Law Group, PLLC

23.2 Consent of Salberg & Co., P.A., independent registered public accountants

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(5) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.


(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


In addition, we hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Arlington Heights, Illinois on April 11, 2005.


                                  TECHALT, INC.



                    By: /s/ James E. Solomon
                        --------------------------------------
                    Name: James E. Solomon
                    Its: Chief Executive Officer



In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.




-----------------------------------------------------------------------------------------------------------
             SIGNATURE                                TITLE                                   DATE

-----------------------------------------------------------------------------------------------------------
/s/ James E. Solomon               Chief   Executive   Officer                       April 11, 2005
---------------------------       (Principal Executive Officer) and Director
James E. Solomon
---------------------------------------------------------------------------------- ------------------------

/s/ James Hurley                  Chief Financial Officer (Principal  Financial      April 11, 2005
---------------------------       Officer)
James Hurley
---------------------------------------------------------------------------------- ------------------------

/s/ George Loera                  Director                                           April 11, 2005
---------------------------
George Loera

---------------------------------------------------------------------------------- ------------------------

/s/ C. Pete Ashi                  Director                                           April 11, 2005
---------------------------
C. Pete Ashi

---------------------------------------------------------------------------------- ------------------------

                                  EXHIBIT INDEX


-------------------------------------------------------------------------------------------------------------
 EXHIBIT NO.                        DESCRIPTION                                      LOCATION
-------------------------------------------------------------------------------------------------------------
   2.1         Form of Agreement and Plan of Merger                   Incorporated by reference to Exhibit
                                                                      2.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
   3.1(i)      Articles of Incorporation                              Incorporated by reference to Exhibit
                                                                      3.1 of the Company's Form 10-SB filed
                                                                      October 29,1999
-------------------------------------------------------------------------------------------------------------
   3.2(i)      Certificate of Amendment to the Articles of            Incorporated by reference to Exhibit
               Incorporation                                          3.2 of the Company's Form 10-SB filed
                                                                      October 29,1999
-------------------------------------------------------------------------------------------------------------
   3.3(i)      Certificate of Amendment to the Articles of            Incorporate by reference to Exhibit 3.3(i)
               Incorporation                                          of the Company's SB-2 Registration
                                                                      Statement filed November 15, 2004
-------------------------------------------------------------------------------------------------------------
   3.4(ii)     Bylaws                                                 Incorporated by reference to Exhibit
                                                                      3.3 of the Company's Form 10-SB filed
                                                                      October 29,1999
-------------------------------------------------------------------------------------------------------------
   3.5(ii)     Amended Bylaws                                         Incorporated by reference to Exhibit
                                                                      3.2 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
   4.1         Certificate of Designation                             Incorporated by reference to Exhibit
                                                                      4.1 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
   4.2         Amended Certificate of Designation                     Incorporated by reference to Exhibit
                                                                      4.2 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      February 17, 2005.
-------------------------------------------------------------------------------------------------------------
   4.3         Form of Securities Purchase Agreement                  Incorporated by reference to Exhibit
                                                                      10.3 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
   4.4         Form of Registration Rights Agreement                  Incorporated by reference to Exhibit
                                                                      10.4 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
   4.5         Form of Warrant                                        Incorporated by reference to Exhibit
                                                                      10.5 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
   4.6         Form of Additional Warrant                             Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
   4.7         Form of Additional Investment Right                    Incorporated by reference to Exhibit
                                                                      10.8 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
   4.8         Form of Lock-Up Agreement                              Incorporated by reference to Exhibit
                                                                      10.7 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
   4.9         Form of Warrant issued to Paul Masanek                 Incorporated by reference to Exhibit
                                                                      4.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
   4.10        Secured Convertible Promissory Note                    Attached
-------------------------------------------------------------------------------------------------------------
   4.11        Form of Registration Rights Agreement with             Incorporated by reference to Exhibit
               Paul Masanek and Services By Designwise, Ltd.          4.3 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
   4.12        Form of Right of First Refusal Agreement               Incorporated by reference to Exhibit
                                                                      4.4 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
   4.13        Form of Non-Qualified Stock Option Agreement           Incorporated by reference to Exhibit
                                                                      4.1 of the Company's Form 8-K filed
                                                                      April 4, 2005.
-------------------------------------------------------------------------------------------------------------
   4.14        Form of Incentive Stock Option Agreement               Incorporated by reference to Exhibit
                                                                      4.2 of the Company's Form 8-K filed
                                                                      April 4, 2005.
-------------------------------------------------------------------------------------------------------------
   4.15        Form of Excipio Group, S.A. Warrant                    Incorporated by reference to Exhibit
                                                                      4.3 of the Company's Form 8-K filed
                                                                      April 4, 2005.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
     5.1       Form of Opinion of The Otto Law Group, PLLC            Attached
-------------------------------------------------------------------------------------------------------------
    10.1       Employment Agreement with James E. Solomon             Incorporated by reference to Exhibit
                                                                      10.2 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
    10.2       Intellectual Property License Agreement                Incorporated by reference to Exhibit
                                                                      10.1 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------
    10.3       Financial Advisory and Investment Banking Agreement    Incorporated by reference to Exhibit
               with Sunrise Securities Corp.                          10.3 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.
-------------------------------------------------------------------------------------------------------------
    10.4       Public Relations Retainer Agreement with               Incorporated by reference to Exhibit
               with Sunrise Financial Group, Inc.                     10.4 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.
-------------------------------------------------------------------------------------------------------------
    10.5       Base Agreement with International Business Machines    Incorporated by reference to Exhibit
               Corporation                                            10.5 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.
-------------------------------------------------------------------------------------------------------------
    10.6       IBM Solutions Engagement Agreement Statement of Work   Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.
-------------------------------------------------------------------------------------------------------------
    10.7       Arias Technology Corporation, Inc., Agreement for      Incorporated by reference to Exhibit
               Consulting Services                                    10.7 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.
-------------------------------------------------------------------------------------------------------------
    10.8       TechAlt/Arias Statement of Work                        Incorporated by reference to Exhibit
                                                                      10.8 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.
-------------------------------------------------------------------------------------------------------------
    10.9       Form of Agreement to Rescind Intellectual Property     Incorporated by reference to Exhibit
               License Agreement                                      10.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
    10.10      Form of Sales Agreement                                Incorporated by reference to Exhibit
                                                                      10.2 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
    10.11      Form of Security Agreement                             Incorporated by reference to Exhibit
                                                                      10.3 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
    10.12      Form of Settlement Agreement                           Incorporated by reference to Exhibit
                                                                      10.4 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
    10.13      Form of Technology Assignment and Bill of Sale         Incorporated by reference to Exhibit
                                                                      10.5 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
    10.14      Form of Escrow Agreement                               Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
    10.15      Form of Consulting Agreement                           Incorporated by reference to Exhibit
                                                                      10.7 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
    10.16      Form of Waiver and Amendment Agreement                 Incorporated by reference to Exhibit
                                                                      10.16 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      February 17, 2005.
-------------------------------------------------------------------------------------------------------------
    10.17      2005 Stock Option Plan                                 Incorporated by reference to Exhibit
                                                                      10.1 of the Company's Form 8-K filed
                                                                      April 4, 2005.
-------------------------------------------------------------------------------------------------------------
    10.18      Business Development Agreement                         Incorporated by reference to Exhibit
               with Excipio Group, S.A.                               10.3 of the Company's Form 8-K filed
                                                                      April 4, 2005.
-------------------------------------------------------------------------------------------------------------
    14         Code of Ethics                                         Incorporated by reference to Exhibit
                                                                      14 of the Company's Form 10-KSB filed
                                                                      March 30, 2005.
-------------------------------------------------------------------------------------------------------------
    23.1       Form of Consent of The Otto Law Group, PLLC            (Exhibit 5.1)
-------------------------------------------------------------------------------------------------------------
    23.2       Consent of Salberg & Co., P.A., independent            Attached
               registered public accountants
-------------------------------------------------------------------------------------------------------------